UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Inogen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders of Inogen, Inc. (“Inogen”), which will be held on June 5, 2024 at 10:00 a.m. Pacific Time as a virtual meeting. The Annual Meeting of Stockholders (together with any postponements, adjournments or continuations thereof, the “Annual Meeting”) will be held in a virtual meeting format only. You will be able to attend the meeting, vote and submit your questions via the Internet at www.virtualshareholdermeeting.com/INGN2024. You will not be able to attend the virtual Annual Meeting physically in person.

At the Annual Meeting, we will ask you to consider the following proposals:

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To elect two Class I directors from the nominees described in this proxy statement;
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To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2024;
•
To approve, on an advisory and non-binding basis, executive compensation as described in this proxy statement;
•
To approve the Inogen, Inc. Amended and Restated 2023 Equity Incentive Plan; and
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To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 8, 2024 as the record date for the Annual Meeting. Only stockholders of record on April 8, 2024 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

We are pleased to be furnishing proxy materials to stockholders primarily over the Internet for our Annual Meeting. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our Annual Meeting, and conserves natural resources.

On or about April 18, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our Annual Meeting and our annual report to stockholders (“Annual Report”). The Notice of Internet Availability of Proxy Materials also includes instructions on how you can vote using the Internet and how you can request and receive, free of charge, a printed copy of our proxy materials. Our proxy statement and our 2023 Annual Report can be accessed directly at the following Internet address: http://www.proxyvote.com by entering the control number located on your proxy card. All stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Inogen.

Sincerely,

Kevin R.M. Smith

Chief Executive Officer and President

Goleta, California

April 18, 2024

The Notice of Internet Availability of Proxy Materials is first being mailed to our stockholders on or about April 18, 2024. The proxy materials are first being posted on http://www.proxyvote.com on or about April 18, 2024.

INOGEN, INC.

859 Ward Drive Goleta, CA 93111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Virtually on June 5, 2024 at 10:00 a.m. Pacific Time

Time and Date	Wednesday, June 5, 2024 at 10:00 a.m. Pacific Time.

Place

The Annual Meeting will be held as a virtual meeting via live webcast on the Internet. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. You will be able to attend the meeting, vote and submit your questions on the day of the meeting via the Internet at www.virtualshareholdermeeting.com/INGN2024. If you have difficulty accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

Items of Business	•	To elect two Class I directors from the nominees described in the proxy statement (Proposal No. 1);
	•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2024 (Proposal No. 2);
	•	To approve, on an advisory and non-binding basis, executive compensation as described in this proxy statement (Proposal No. 3);
	•	To approve the 2023 Amended and Restated Equity Incentive Plan (Proposal No. 4); and
	•	To transact other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Record Date	April 8, 2024 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Notice of Internet Availability of Proxy Materials

On or about April 18, 2024 we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders (“Annual Report”). This Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy statement and our Annual Report can be accessed directly at the following Internet address: http://www.proxyvote.com by entering the control number located on your proxy card.

Voting

IMPORTANT

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Annual Meeting” beginning on page 1 of the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting to Be Held on June 5, 2024. The notice of annual meeting, proxy statement, proxy card, and Annual Report are available by visiting http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

By order of the Board of Directors,

Jason Somer

Executive Vice President, General Counsel and

Corporate Secretary

Goleta, California

April 18, 2024

The Notice of Internet Availability of Proxy Materials is first being mailed to our stockholders on or about April 18, 2024. The proxy materials are first being posted on http://www.proxyvote.com on or about April 18, 2024.

-i-

Compensation Discussion and Analysis	43
Executive Summary	44
Executive Compensation Philosophy and Program Design	48
Governance of Executive Compensation Program	50
Executive Compensation Elements and Corporate Performance Measure	52
Other Compensation Policies and Practices	61

-ii-

INOGEN, INC.

859 Ward Drive

Goleta, California 93111

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Virtually on June 5, 2024 at 10:00 a.m. Pacific Time

This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) of Inogen, Inc. (“Inogen” or the “Company”) for use at our 2024 Annual Meeting of Stockholders, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/INGN2024 on Wednesday, June 5, 2024 at 10:00 a.m. Pacific Time in a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person. The live webcast of the Annual Meeting can be accessed by stockholders on the day of the meeting at www.virtualshareholdermeeting.com/INGN2024. If you have difficulty accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting. On or about April 18, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting and our annual report to stockholders (“Annual Report”). Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the accompanying proxy card or voting by telephone or over the Internet. We have designated our Chief Executive Officer and President, Kevin R.M. Smith, and our Executive Vice President, General Counsel and Corporate Secretary, Jason Somer, to serve as proxies for the Annual Meeting.

Why am I receiving these materials?

The Board of Inogen is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at the virtual Annual Meeting (and at any adjournment or postponement of such meeting), which will take place virtually via the Internet on June 5, 2024. Stockholders are invited to attend the virtual Annual Meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement and the accompanying proxy card are being made available on or about April 18, 2024 in connection with the solicitation of proxies on behalf of the Board.

How do I get electronic access to the proxy materials?

The notice of annual meeting, proxy statement, and Annual Report are available by visiting www.proxyvote.com and typing in the control number as set forth (i) on the proxy card (for stockholders of record), or (ii) on the voting instruction form (for individuals who hold shares through a broker, bank, trustee, or nominee).

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Inogen’s Annual Report, which includes our audited financial statements, is being made available along with this proxy statement.

What proposals will be voted on at the Annual Meeting?

The proposals scheduled to be voted on at the Annual Meeting include:

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the election of two Class I directors to hold office until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
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a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
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a proposal to approve, on an advisory and non-binding basis, executive compensation for our fiscal year ended December 31, 2023 as described in this proxy statement;
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a proposal to approve the 2023 Amended and Restated Equity Incentive Plan; and
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any other business that may properly come before the meeting.

How does our Board recommend that I vote?

Our Board recommends that you vote:

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FOR the election of each of the two directors nominated by our Board and named in this proxy statement as Class I directors to serve for a three-year term;
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FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
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FOR the approval, on an advisory and non-binding basis, of executive compensation for our fiscal year ended December 31, 2023 as described in this proxy statement; and
•
FOR the approval of the 2023 Amended and Restated Equity Incentive Plan.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for consideration at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 8, 2024, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 23,546,871 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” below for additional information.

Do I have to do anything in advance if I plan to attend the virtual Annual Meeting?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares at the virtual Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares at the virtual Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy.

To access, participate in, and vote at the virtual Annual Meeting at www.virtualshareholdermeeting.com/INGN2024, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice that you previously received or, if you were a beneficial owner at the close of business on the Record Date, located in the proxy materials you receive from your broker. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page for the Annual Meeting 15 minutes prior to the start of the meeting. After successfully entering your 16-digit control number, you may vote during the Annual Meeting and submit questions by following the instructions available on the meeting website.

How can I contact Inogen’s transfer agent?

You may contact our transfer agent by writing Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078, by telephoning (877) 373-6374 or (781) 575-2879 (International), or via its Investor Center at www.computershare.com/investor.

Why is the Annual Meeting being held virtually?

We have decided to conduct the Annual Meeting on a virtual basis because we believe it will be more beneficial than holding a live meeting as we are able to embrace the latest technology to provide ease of access and real-time communication, while reducing the environmental impact and costs associated with an in-person meeting. We believe that by hosting our Annual Meeting virtually, our stockholders will be provided the same rights and opportunities to participate as they would at an in-person meeting, while offering a greater level of flexibility for many of our stockholders who may not be able to attend the Annual Meeting in person.

The 2024 Annual Meeting will be held as a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person. The live webcast of the Annual Meeting can be accessed by stockholders on the day of the meeting at www.virtualshareholdermeeting.com/INGN2024. If you have difficulty accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•
by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 P.M., Eastern Time, on June 4, 2024 (have your proxy card in hand when you visit the website);
•
by toll-free telephone at 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 P.M., Eastern Time, on June 4, 2024 (have your proxy card in hand when you call);
•
by completing and mailing your proxy card in the postage-paid envelope we have provided or returning it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received by us no later than the start of the Annual Meeting (if you received printed proxy materials); or
•
by attending and voting virtually via the Internet during the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before the Annual Meeting by:

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entering a new vote by Internet or telephone;
•
signing and returning a new proxy card with a later date;
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delivering a written revocation to our Corporate Secretary at Inogen, Inc., 859 Ward Drive, Goleta, CA 93111, at any time prior to the Annual Meeting; or
•
attending the Annual Meeting and voting virtually.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote virtually at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. Pacific Time, at our corporate headquarters at 859 Ward Drive, Goleta, CA 93111.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxy holders by our Board. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

FOR the election of each of the two directors nominated by our Board and named in this proxy statement as Class I directors to serve for a three-year term (Proposal No. 1);

FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal No. 2);

FOR the approval, on an advisory and non-binding basis, of executive compensation for our fiscal year ended December 31, 2023 as described in this proxy statement (Proposal No. 3); and

FOR the approval of the 2023 Amended and Restated Equity Incentive Plan (Proposal No. 4).

In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors), Proposal No. 3 (advisory vote to approve Named Executive Officer (“NEO”) compensation), and Proposal No. 4 (approval of the Amended and Restated Inogen, Inc. 2023 Equity Incentive Plan)] are non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, Proposal No. 3, or Proposal No. 4, which would result in a “broker non-vote” on each such proposal, but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The holders of a majority of the common stock issued and outstanding and entitled to vote, present virtually or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 23,546,871 shares of common stock outstanding, which means that 11,773,437 shares of common stock must be represented virtually or by proxy at the Annual Meeting to have a quorum. If there is no quorum, (i) the chairperson of the Annual Meeting or (ii) the stockholders entitled to vote at the Annual Meeting, present virtually in person or represented by proxy, may adjourn the meeting to a later date. Additionally, pursuant to the Company’s bylaws, the chairperson of the Annual Meeting has the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present and without a vote of stockholders.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present virtually in person or represented by proxy and entitled to vote at the Annual Meeting (e.g., Proposal No. 2, Proposal No. 3, or Proposal No. 4). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposals as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

How many votes are needed for approval of each proposal?

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Proposal No. 1: The election of Class I directors requires a plurality of the shares of common stock present virtually in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the two nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.
•
Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of common stock present virtually in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.
•
Proposal No. 3: The approval on an advisory and non-binding basis of NEO compensation requires the affirmative vote of a majority of the shares of common stock present virtually in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR, AGAINST or ABSTAIN. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote. However, because this proposal is an advisory vote, the result will not be binding on us or our Board. Our Board and our Compensation Committee will consider the outcome of the vote when establishing or modifying the compensation of our NEOs.
•
Proposal No. 4: The approval on the Inogen, Inc. Amended and Restated 2023 Equity Incentive Plan requires the affirmative vote of a majority of the shares of common stock present virtually in person or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR, AGAINST or ABSTAIN. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of the vote.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter — the proposal to ratify the appointment of Deloitte & Touche LLP. Absent direction from you, your broker will not have discretion to vote on the election of directors, the advisory vote regarding NEO compensation, or the approval of the Inogen, Inc. Amended and Restated 2023 Equity Incentive Plan.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 18, 2024 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, trustees, and other nominees for the cost of forwarding proxy materials to beneficial owners. We have hired Alliance Advisors, LLC (“Alliance”) to help us solicit proxies. We expect to pay Alliance a base fee of $33,000 plus reimbursement of reasonable out-of-pocket expenses. Proxy solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet, or personal solicitation by Alliance.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Will members of the Board attend the Annual Meeting?

We encourage, but do not require, the members of our Board to attend the virtual Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Inogen or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice and, if applicable, proxy materials, you may contact us as follows:

Inogen, Inc.

Attention: Corporate Secretary

859 Ward Drive

Goleta, CA 93111

(805) 562-0500

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

For information regarding stockholder proposals and director nominations, please see the section titled “Proposals of Stockholders for 2025 Annual Meeting."

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently comprised of seven members. Six of our seven directors are independent within the meaning of the independent director requirements of the NASDAQ Global Select Market. Our Board is divided into three classes with staggered three-year terms. At each Annual Meeting of Stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and ages as of April 8, 2024 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors:

						Expiration
					Current	of term
				Director	term	for which
Name	Class	Age	Position(s)	since	expires	nominated
1. Directors with terms expiring at the Annual Meeting/nominees
Elizabeth Mora(1)(2)	I	63	Director, Chairperson of the Board	2021	2024	2027
Heather Rider(1)(2)	I	64	Director, Chairperson of the Nominating and Governance Committee	2014	2024	2027

2. Continuing Directors
Kevin King(3)(4)	II	67	Director, Chairperson of the Compliance Committee	2022	2025	—
Mary Kay Ladone(1)(4)	II	57	Director, Chairperson of the Compensation Committee	2022	2025	—
Kevin R.M. Smith	II	53	Director, Chief Executive Officer and President	2023	2025	—
Glenn Boehnlein(3)(4)	III	62	Director, Chairperson of the Audit Committee	2022	2026	—
Thomas A. West (2)(3)	III	60	Director	2023	2026	—

(1)
Member of our Compensation Committee
(2)
Member of our Nominating and Governance Committee
(3)
Member of our Compliance Committee
(4)
Member of our Audit Committee

Nominees for Director

Elizabeth Mora has served as Chairperson of our Board and as a member of our Board since May 2021. Ms. Mora is currently a member of the Compensation Committee and Nominating and Governance Committee. Ms. Mora also served as Chairperson of the Compliance from December 2021 to March 2024. Committee from Ms. Mora previously served as Chief Administrative Officer, Vice President for Finance, Administration and Treasurer at the Charles Stark Draper Laboratory from 2008 to 2020. Previously, Ms. Mora served in a variety of leadership roles at Harvard University from 1997 to 2008, including as Chief Financial Officer and Vice President for Finance, Associate Vice President, Research Administration, and Director, Office for Sponsored Research. Prior to that, Ms. Mora served at Coopers and Lybrand LLP (PricewaterhouseCoopers) as Senior Manager, from 1992 to 1997 and as an Audit Senior and Manager, from 1989 to 1992. Since 2017, Ms. Mora has served as an advisory board member for Cambridge Bancorp (NASDAQ: CATC). Ms. Mora currently serves on the board of directors of MKS Instruments (NASDAQ: MKSI), Limoneira Company (NASDAQ: LMNR) and Everest Consolidator LLC. Ms. Mora holds a Bachelor of Arts from the University of California, Berkeley, and an MBA from Simmons College. Ms. Mora holds an active CPA license in the Commonwealth of Massachusetts. The Board believes that she is qualified to serve as Chairperson of the Board because of her extensive experience in finance and accounting and director of various public and private companies.

Heather Rider has served as a member of our Board since 2014 and is currently Chairperson of the Nominating and Governance Committee and a member of the Compensation Committee since October 2020. Ms. Rider also served as Chairperson of the Compensation, Nominating and Governance Committee from January 2018 to September 2020 and Chairperson of the Compensation Committee from October 2020 until March 2021. From 2012 to 2013, Ms. Rider served as Vice President, Global Human Resources of Cymer, Inc., a publicly traded supplier of light sources for semiconductor manufacturing that was acquired by ASML Holding NV in 2013. From October 2010 to September 2012, Ms. Rider served as Senior Vice President, Global Human Resources of Alphatec Holdings, Inc., a publicly-traded medical device company focused on surgical treatment of spine disorders, and from 2006 to 2010, she served as Vice President, Human Resources of Intuitive Surgical, Inc., a publicly-traded manufacturer of robotic surgical systems. From 2001 to 2005, Ms. Rider served as Senior Vice President of Global Human Resources of Sunrise Medical, Inc., a global manufacturer and distributor of durable medical equipment. From 1998 to 2001, Ms. Rider served as Vice President of Human Resources of Biosense Webster, a member of the Johnson & Johnson family of companies, and a medical device manufacturer of intracardiac catheters and location technology. Prior to 1998, Ms. Rider served as Head of Human Resources for City of Hope, a leading research and treatment center for cancer, diabetes and other life-threatening diseases, CAP/MPT, a medical malpractice provider for physicians in California and medical malpractice insurance for large physician groups and hospitals, and Environmental Diagnostics International, a bio-diagnostics company with focus on the detection of environmental compounds and diseases using monoclonal antibody technology. Ms. Rider currently serves on the Board of Directors of ProSomnus, a medical technology company related to the obstructive sleep apnea. Ms. Rider holds a Bachelor of Arts in Psychology from Claremont McKenna College and an M.B.A. from Pepperdine University. The Board believes that she is qualified to serve as a director of Inogen because of her extensive executive-level experience with healthcare and life science companies.

Continuing Directors

Kevin King has served on our Board and is currently the Chairperson of the Compliance Committee and a member of our Audit Committee. Mr. King also served as Chairperson of the Compensation Committee from March 2022 to March 2024. He has over three decades of experience in the healthcare and IT industries in leadership roles. Mr. King previously served as Chief Executive Officer, President and Director of iRhythm Technologies, Inc. (NASDAQ: IRTC) from 2012 to 2021. Prior to iRhythm, Mr. King was President, Chief Executive Officer and a Director of Affymetrix, Inc.(NASDAQ: AFFX), an innovator in the field of genetic analysis from 2007 to 2011. He served as President and Chief Executive Officer of Thomson Healthcare, an information services business which focused on a range of healthcare-related businesses. Mr. King was a senior executive at GE Healthcare, where he led several business units. Mr. King held leadership roles at HP’s Medical Products Group. Mr. King holds a B.A. in Economics and Biology from the University of Massachusetts and an M.B.A. from New Hampshire College. The Board believes that he is qualified to serve as a director of Inogen because of his leadership experience and his extensive industry experience.

Mary Katherine (Mary Kay) Ladone has served on our Board and is currently the Chairperson of our Compensation Committee and a member Audit Committee. Ms. Ladone served as Senior Vice President, Corporate Development, Strategy and Investor Relations, of Hill-Rom Holdings, Inc., a medical technology company, from December 2018 until January 2022 and previously served as Vice President, Investor Relations, of Hill-Rom from July 2016 to December 2018. Prior to Hill-Rom, from July 2015 until July 2016, Ms. Ladone served as Senior Vice President, Investor Relations Officer of Baxalta Inc., a biopharmaceutical company. Prior to Baxalta, Ms. Ladone served in a variety of senior finance, business development and investor relations roles for Baxter International, Inc from 1998 until July 2015. Ms. Ladone currently serves on the board of directors of Bioventus, Inc. (NASDAQ: BVS), a biotechnology company, and Kestra Medical Technologies, a privately held medical device company. Ms. Ladone holds a Bachelor’s in Business Administration from University of Notre Dame. The Board believes that she is qualified to serve as a director of Inogen because of her leadership experience and her extensive industry and investor relations experience.

Kevin R.M. Smith has served as our Chief Executive Officer, President and a member of our Board since November 2023. Prior to joining Inogen, Kevin, served as the CEO, President and Executive Director at Sirtex Medical US Holdings, Inc., a biotechnology company, from 2019 to 2023, after serving as Executive Vice President of Sales & Marketing, Americas from 2017 to 2019. From 2021 to 2022, Mr. Smith also served as interim President and Chief Executive Officer and Director at OncoSec Medical, Inc., a biotechnology company. In his previous roles Mr. Smith served as Executive Vice President of Business Development at Gel-e, Inc., as Chief Commercial Officer at Sensium Healthcare, as Global Vice President of Sales & Marketing at Teleflex, and served in various sales and marketing roles in medical device companies. Mr. Smith holds a Master of Business Administration in Global Management from University of Phoenix and a Bachelor of Science in Marketing from the University of Kentucky. The Board believes that he is qualified to serve as a director of Inogen due to his extensive industry and leadership experience.

Glenn Boehnlein has served on our Board and as Chairperson of the Audit Committee and a member of our Compliance Committee since March 2022. He has served as Vice President, Chief Financial Officer of Stryker Corporation (NYSE: SYK), a medical devices company since January 2016. Prior to serving as CFO, Mr. Boehnlein served in multiple leadership positions at Stryker, including Chief Financial Officer and Vice President of the MedSurg and Neurotechnology Group from January 2011 until December 2015 and Chief Financial Officer of the Endoscopy Division from January 2003 until December 2010. Prior to Stryker, from 2000 until January 2003, Mr. Boehnlein served as Chief Financial Officer of MyPrimeTime, a media company. Prior to MyPrimeTime, Mr. Boehnlein was a partner and certified public accountant at Arthur Andersen LLP, an accounting firm. Mr. Boehnlein holds a Bachelor’s in Accountancy and Master’s in Professional Accountancy from Mississippi State University. The Board believes that he is qualified to serve as a director of Inogen because of his leadership experience and his extensive experience in finance and accounting.

Thomas A. West has served on our Board and as a member of our Nominating and Governance Committee and Compliance Committee since April 2023. He currently serves as the President and Chief Executive Officer and is an executive Director of the Board of Nalu Medical, Inc., a privately held medical device company focused on neurostimulation to treat chronic intractable pain. He joined Nalu in August 2022. Before joining Nalu, Mr. West served from 2019 to 2022 as President, Chief Executive Officer and Director at Intersect ENT, Inc., a publicly traded medical device and drug delivery company in the sinus surgery space. Intersect ENT was acquired by Medtronic in May of 2022. Prior to Intersect, Mr. West served as Worldwide President, Diagnostic Solutions at Hologic, Inc., a medical technology company, from 2015 to 2019. Mr. West began his healthcare career at Johnson & Johnson where he assumed roles of increasing responsibility over a twenty-three-year tenure including Worldwide President of Strategy and Business Development for the Johnson & Johnson Family of Diabetes Solutions Companies, Division President of LifeScan North America and Division President of LifeScan Europe, Middle East and Africa. Mr. West was an independent member of the Board of Directors of Orthofix Medical, Inc. (NASDAQ:OFIX) from 2021 to 2023. He has also previously been a member of the Board of Directors of the medical technology trade associations, AdvaMed and Biocom California. Mr. West received a B.A. in Politics and Economics from Princeton University and an MBA from the University of Pennsylvania, Wharton School. The Board believes that he is qualified to serve as a director of Inogen because of his leadership experience and his extensive medical device experience.

Director Independence

Our common stock is listed on the NASDAQ Global Select Market. Under the rules of the NASDAQ Global Select Market, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the rules of the NASDAQ Global Select Market require that, subject to specified exceptions, each member of a listed company’s Audit Committee, Compensation Committee, and Nominating and Governance Committee be independent. Under the rules of the NASDAQ Global Select Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Ms. Mora, Ms. Rider, Mr. Boehnlein, Mr. King, Ms. Ladone, and Mr. West, representing six of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the NASDAQ Global Select Market. Our Board also determined that Mr. Boehnlein (Chairperson), Mr. King and Ms. Ladone, who comprise our Audit Committee; Ms. Ladone (Chairperson), Ms. Rider and Ms. Mora, who comprise our Compensation Committee; Ms. Rider (Chairperson), Mr. West and Ms. Mora, who comprise our Nominating and Governance Committee, satisfy the independence standards for those committees established by applicable SEC, rules and the listing standards of the NASDAQ Global Select Market.

In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our corporate governance principles require that the positions of chairperson of the Board and Chief Executive Officer must be held by separate persons and that the chairperson of our Board must be independent, as determined in accordance with the rules of the NASDAQ Global Select Market. Ms. Mora currently serves as the chairperson of our Board. Our Board believes the current board leadership structure provides effective independent oversight of management while allowing our Board and management to benefit from Ms. Mora’s leadership and years of experience in managing large and complex organizations and that Ms. Mora is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans. Ms. Mora possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing us. Independent directors and management sometimes have different perspectives and roles in strategy development. Our Board believes that Ms. Mora’s role enables strong leadership with a focus on diversity and inclusion, creates clear accountability, facilitates information flow between management and our Board, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Board Diversity

Inogen embraces our Board’s diversity of background, experience, culture, and other characteristics that make the Board unique. Diversity at the top sets the expectation for inclusion throughout the organization. As a result, we are disclosing specific diversity-related metrics, including self-identified sex, race, and sexual orientation. The Equal Employment Opportunity Commission (“EEOC”) defines an “underrepresented minority” as an individual who self-identifies in one or more of the following groups: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander or Two or More Races or Ethnicities. The EEOC defines a “LGBTQ+” as an individual who self-identifies in one or more of the following groups: lesbian, gay, bisexual, transgender, and queer or questioning in regard to their sexual orientation. Four of the seven board directors self-identified with one or more diversity characteristic. The following table sets forth certain self-identified diversity information for our Board:

Board Diversity Matrix (As of April 8, 2024)

Board Size
Total number of directors	7
Part I: Gender Identity	Male	Female	Non-Binary	Did Not Disclose Gender
Number of directors based on gender identity	4	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	1	—	—
Did Not Disclose Demographic Background	—	—	—	—

Board Meetings and Committees

During 2023, our Board held seven meetings (including regularly scheduled and special meetings), and each of our current directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board during the periods that he or she served on the Board and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served on such committee.

It is the policy of our Board to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our Board at Annual Meetings of Stockholders, we encourage, but do not require, our directors to attend. All seven members of our Board at the time of the Annual Meeting attended our 2023 Annual Meeting of Stockholders.

We have established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Compliance Committee.

We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the requirements of, the Sarbanes-Oxley Act of 2002, the rules of the NASDAQ Global Select Market, and SEC rules and regulations. We intend to comply with the requirements of the NASDAQ Global Select Market with respect to committee composition of independent directors. Each committee has the composition and responsibilities described below.

Audit Committee

The members of our Audit Committee are Mr. Boehnlein (Chairperson), Ms. Ladone and Mr. King, each of whom is a non-employee member of our Board. The composition of our Audit Committee meets the requirements for independence under current NASDAQ Global Select Market listing standards and SEC rules and regulations. Each member of our Audit Committee also meets the financial literacy requirements of the NASDAQ Global Select Market listing standards. Our Audit Committee Chairperson, Mr. Boehnlein, and Audit Committee member Ms. Ladone are our Audit Committee financial experts, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and each of Mr. Boehnlein and Ms. Ladone possesses financial sophistication, as defined under the listing standards of the NASDAQ Global Select Market. Our Audit Committee oversees our corporate accounting and financial reporting process and assists our Board in monitoring our financial systems. Our Audit Committee also:

•
approves the hiring, discharging and compensation of our independent auditors;
•
oversees the work of our independent auditors;
•
approves engagements of the independent auditors to render any audit or permissible non-audit services;

•
reviews the qualifications, independence and performance of the independent auditors;
•
reviews our financial statements and our critical accounting policies and estimates;
•
oversees risk management matters, including the adequacy and effectiveness of our policies and practices regarding information technology risk management and internal controls related to cybersecurity;
•
oversees our internal audit function (or other personnel or service providers responsible for the internal audit function (if any));
•
reviews the submission and treatment of complaints to the whistle-blower hotline of suspected violations regarding accounting, internal accounting controls or auditing matters, harassment, fraud and policy violations;
•
reviews our legal and ethical compliance programs (other than healthcare legal and regulatory requirements, which are overseen by our Compliance Committee);
•
reviews the adequacy and effectiveness of our internal controls; and
•
reviews and discusses with management and the independent auditors the results of our annual audit, our annual and quarterly financial statements and our publicly filed reports.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of the NASDAQ Global Select Market. A copy of the charter of our Audit Committee is available on our website at https://investor.inogen.com/corporate-governance/governance-documents. During 2023, our Audit Committee held six meetings.

Compensation Committee

The current members of our Compensation Committee are Ms. Ladone (Chairperson), Ms. Rider and Ms. Mora. Ms. Ladone was appointed as Chairperson and Ms. Mora was appointed to the Compensation Committee in March 2024. Prior to the appointment of Ms. Ladone and Ms. Mora to the Compensation Committee in March 2024, the members of our Compensation Committee were Mr. King, Ms. Rider, and Ms. Ladone. The composition of our Compensation Committee meets the requirements for independence under current NASDAQ Global Select Market listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee oversees our compensation policies, plans and benefits programs. Our Compensation Committee also:

•
assists the Board in providing oversight of the Company’s overall compensation plans and benefits programs;
•
reviews and approves, or makes recommendations for approval by the independent members of the Board regarding corporate goals and objectives relevant to compensation of our chief executive officer and other senior officers;
•
evaluates the performance of our officers in light of established goals and objectives;
•
reviews and approves, or makes recommendations regarding compensation of our chief executive officer and other senior officers based on its evaluations;
•
administers the issuance of equity awards under our stock plans;
•
evaluates and makes recommendations regarding the organization, governance and remuneration of our Board and its committees; and
•
seeks to structure our compensation plans, policies and programs in order to attract and retain the best available personnel for positions of substantial responsibility, provide incentives for such persons to perform to the best of their abilities, maintain appropriate levels of risk and reward and promote the success of our business.

Our Compensation Committee operates under a written charter that satisfies the listing standards of NASDAQ Global Select Market. A copy of the charter of our Compensation Committee is available on our website at https://investor.inogen.com/corporate-governance/governance-documents. During 2023, our Compensation Committee held five meetings.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer & Partners, LLC (“Pearl Meyer”) is independent in providing executive compensation consulting services. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Nominating and Governance Committee

The current members of our Nominating and Governance Committee are Ms. Rider (Chairperson), Mr. West and Ms. Mora. Mr. West was appointed to the Nominating and Governance Committee in April 2023. Ms. Kristin Miranda was appointed to the Nominating and Governance Committee in January 2022 and served on the committee until her resignation from the Board in March 2023. The composition of our Nominating and Governance Committee meets the requirements for independence under current NASDAQ Global Select Market listing standards and SEC rules and regulations. Our Nominating and Governance Committee oversees our plans and benefits programs. Our Nominating and Governance Committee also:

•
assists the Board in identifying prospective director nominees and recommends to the Board the director nominees for each annual meeting of stockholders;
•
evaluates independence of directors and director nominees;
•
recommends to the Board members for each Board committee;
•
ensures that the Board is properly constituted to meet its fiduciary obligations to Inogen and our stockholders;
•
ensures that we follow appropriate governance standards and implements appropriate internal corporate governance policies;
•
develops and recommends to the Board governance principles applicable to us;
•
oversees our Environmental, Social and Governance (“ESG”) programs;
•
oversees the evaluation of the Board and management;
•
oversees director orientation and continuing education; and
•
reviews the Company’s succession planning process.

Our Nominating and Governance Committee operates under a written charter that satisfies the listing standards of the NASDAQ Global Select Market. A copy of the charter of our Nominating and Governance Committee is available on our website at https://investor.inogen.com/corporate-governance/governance-documents. During 2023, our Nominating and Governance Committee held four meetings.

Compliance Committee

The current members of our Compliance Committee are Mr. King (Chairperson), Mr. West and Mr. Boehnlein. Mr. West was appointed to the Compliance Committee in connection with his appointment to the Board in April 2023. Mr. King was appointed to the Compliance Committee in March 2024. Former director Kristen Miranda served on the Compliance Committee until her resignation from the Board in March 2023. Our Compliance Committee oversees our compliance with healthcare, legal and regulatory requirements. Our Compliance Committee also:

•
oversees compliance programs in the healthcare, legal and regulatory areas, and other legal and regulatory requirements not overseen by the Audit Committee;

•
provides an avenue of communication among management, those persons responsible for internal compliance functions in these areas, and the Board; and
•
oversees corporate responsibility matters of the Company not overseen by the Audit Committee.

Our Compliance Committee operates under a written charter that satisfies the listing standards of the NASDAQ Global Select Market. During 2023, our Compliance Committee held three meetings.

Compensation Committee Interlocks

None of the members of our Compensation Committee (which includes Ms. Ladone, Ms. Rider, and Ms. Mora) and none of the members of our Compensation Committee that served during the past year (which included Mr. King and former director Kristen Miranda) are or have at any time during the past year been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or our current Compensation Committee.

Identifying and Evaluating Nominees for Director

The Nominating and Governance Committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:

•
The Nominating and Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Committee from other sources.
•
In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee will consider the following:

– the current size and composition of the Board and the needs of the Board and the respective committees of the Board;

– such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The Nominating and Governance Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

– other factors that the Nominating and Governance Committee deems appropriate.

The Nominating and Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. Inogen does not have a formal policy with respect to diversity on the Board; however, our Board and the Nominating and Governance Committee believe that it is essential that members of our Board represent diverse viewpoints.

The Nominating and Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board:

•
the highest personal and professional ethics and integrity;
•
proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•
skills that are complementary to those of the existing Board;
•
the ability to assist and support management and make significant contributions to the Company’s success; and
•
an understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If the Nominating and Governance Committee determines that an additional or replacement director is required, the Nominating and Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Nominating and Governance Committee, the Board or management.

The Nominating and Governance Committee may propose to the Board a candidate recommended or offered for nomination by a stockholder as a nominee for election to the Board.

Stockholder Recommendations for Nominations to the Board

It is the policy of the Nominating and Governance Committee of the Board to consider recommendations for candidates to the Board from stockholders holding no less than one percent (1%) of the outstanding shares of the Company’s common stock continuously for at least twelve (12) months prior to the date of the submission of the recommendation or nomination.

A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 859 Ward Drive, Goleta, CA 93111. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A stockholder that instead desires to nominate a person directly for election to the Board at an Annual Meeting of the Stockholders must meet the deadlines and other requirements set forth in the Company’s amended and restated bylaws and the rules and regulations of the Securities and Exchange Commission, including Rule 14a-19 under the Exchange Act. For information regarding stockholder proposals and director nominations, please see the section titled “Proposals of Stockholders for 2025 Annual Meeting".

Communications with the Board

The Board believes that management speaks for the Company. Individual Board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Corporate Secretary, at Inogen, Inc., 859 Ward Drive, Goleta, California 93111, Attn: Corporate Secretary. Our Corporate Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Our Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Corporate Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of Company management, as our Corporate Secretary considers appropriate.

Our Corporate Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s Nominating and Governance Committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, or (c) communications to the Audit Committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. A copy of our bylaws has been filed with our Annual Report on Form 10-K for the year ended December 31, 2023 and may be obtained by writing to our Corporate Secretary at the address listed above.

Corporate Governance Principles and Code of Ethics and Conduct

Our Board has adopted Corporate Governance Principles. These principles address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. It is our policy that the positions of Chairperson and CEO must be held by separate persons and the Chairperson must be independent as defined in the applicable NASDAQ and SEC rules. In addition, our Board has adopted a Code of Ethics and Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Principles and our Code of Ethics and Conduct is posted on our website at https://investor.inogen.com/corporate-governance/governance-documents. We intend to post any amendments to our Code of Ethics and Conduct, and any waivers of our Code of Ethics and Conduct for directors and executive officers, on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board believes that open communication between management and our Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board as well as at such other times as they deem appropriate, where, among other topics, they discuss strategy and risks facing the Company.

While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, cybersecurity, and legal and ethical, compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures, and the steps management has taken to monitor and control these exposures. In addition, our Audit Committee monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with Board organization, membership and structure, ESG reporting, and corporate governance. Our Compensation Committee also oversees risks related to our compensation policies to ensure that our compensation programs do not encourage unnecessary risk-taking. Our Compliance Committee oversees regulatory compliance areas. Finally, our full Board reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Director Compensation

In October 2019, after reviewing data regarding practices at comparable companies and in consultation with our independent compensation consulting firm, Pearl Meyer, our Board, upon recommendation of the Compensation, Nominating and Governance Committee, determined it was necessary to implement changes to our non-employee director compensation levels at the time. In making this determination, the Board and the Compensation, Nominating and Governance Committee considered the midpoint range of our compensation peer group (as described in the “Compensation Discussion and Analysis” section below) as a general guideline for the appropriate level of cash and equity compensation but did not attempt to benchmark cash or equity compensation to any specific percentile. In October 2023, our Board, upon recommendation of the Compensation Committee, in consultation with Pearl Meyer, reviewed our non-employee director compensation program and determined that no changes were necessary.

In September 2020, our Board restructured our non-employee director compensation program to align with the newly separated Compensation Committee and Nominating and Governance Committee, and in July 2021, our Board restructured our non-employee director compensation program to include compensation for service on the Compliance Committee (without making any changes to the compensation for service on the Board or any other committees). In each case, our Board reviewed data provided by Pearl Meyer in setting compensation for such committees.

Also in October 2019, our Board, upon recommendation of the Compensation, Nominating and Governance Committee, adopted Equity Ownership Guidelines, applicable to our non-employee directors who receive compensation from us, executive officers, and other senior level employees. A more detailed description of these guidelines is provided in the “Equity Ownership Guidelines” section of this proxy statement below. In October 2021, our Board, upon recommendation of the Compensation Committee, in consultation with Pearl Meyer, reviewed our “Equity Ownership Guidelines” for non-employee directors and determined that no changes were necessary.

Cash Compensation. All non-employee directors are entitled to receive the following cash compensation for their services, effective October 1, 2020 (except in the case of compensation for service as Chairperson of the Compliance Committee or as a member of the Compliance Committee, in which case such compensation was effective July 28, 2021):

•
$45,000 per year for service as a Board Member;
•
$75,000 per year for service as Chairperson of the Board;
•
$20,000 per year for service as Chairperson of the Audit Committee;
•
$15,000 per year for service as Chairperson of the Compensation Committee;
•
$10,000 per year for service as Chairperson the Nominating and Governance Committee;
•
$10,000 per year for service as Chairperson the Compliance Committee;
•
$10,000 per year for service as a member of the Audit Committee;
•
$7,500 per year for service as a member of the Compensation Committee;
•
$5,000 per year for service as a member of the Nominating and Governance Committee; and
•
$5,000 per year for service as a member of the Compliance Committee.

All cash payments to non-employee directors are paid quarterly in arrears on a pro-rata basis.

Equity Compensation.

Initial Awards: Each non-employee director who first joins us will be granted an initial award of restricted stock units (“RSUs”) covering a number of shares equal to the product of (i) the number of RSUs subject to the Annual Award (as defined below) provided to non-employee directors at the last annual meeting of stockholders preceding the date in which such person first becomes a non-employee director (the “Start Date”) multiplied by (ii) a fraction (A) the numerator of which is (x) 12 minus (y) the number of fully completed months between the date of the last annual meeting and the start date and (B) the denominator of which is 12, rounded to the nearest whole share. Each such initial award will vest on the same date as the other Annual Awards that are outstanding as of the grant date, subject to the non-employee director continuing to be a service provider through the applicable vesting date.

Annual Awards: On the date of each annual meeting of stockholders, each non-employee director will automatically be granted an award of RSUs covering a number of shares having a grant date fair value of $180,000, rounded down to the nearest whole share (the “Annual Award”). The Annual Award will vest on the earlier of (i) the one-year anniversary of the date the Annual Award is granted or (ii) the day prior to the date of the Annual Meeting following the date the Annual Award is granted, in each case, subject to the non-employee director continuing to be a service provider through the applicable vesting date.

Elections to Receive RSUs in Lieu of Cash Compensation: Each non-employee director who serves as Chairperson of our Board may elect to convert all or a portion of his or her cash compensation for service as Chairperson of our Board into an award of RSUs covering a number of shares having a grant date fair value equal to the aggregate amount of cash compensation for which the non-employee director submitted an award election, rounded down to the nearest whole share. Such award will be granted on the date of the annual meeting of stockholders and will vest quarterly in equal amounts, subject to the non-employee director continuing to be a service provider through each applicable vesting date.

All awards granted to non-employee directors of our Board are subject to 100% vesting acceleration in connection with a “change in control” pursuant to our 2023 Equity Incentive Plan (the “2023 Plan”). Effective July 27, 2023, the non-employee director compensation program was amended to reflect the capitalized terms used in the Company’s 2023 Plan, as amended from time to time, or if such plan no longer is in use at the time of the grant of an equity award, the meaning given such term or similar term in the equity plan then in place under which the equity award is granted (in each case, the “Plan”).

The table below shows compensation earned by our non-employee directors during 2023. Directors who are also our employees receive no additional compensation for their service as a director while they are also employees. During the year ended December 31, 2023, Mr. Smith, served in the role of President and Chief Executive Officer and therefore is treated as a NEO. In addition, former director Nabil Shabshab served in the role of President and Chief Executive Officer for a portion of the year and therefore is also treated as a NEO. The following table excludes Mr. Smith and Mr. Shabshab as their respective compensation is set forth in the “2023 Summary Compensation Table” below.

2023 Director Compensation Table

	Cash	Stock	All Other
Name	Compensation(1)	Awards(2)	Compensation	Total
Elizabeth Mora(3)	$135,000	$179,999	—	$314,999
Kevin King(4)	70,000	179,999	—	249,999
Glenn Boehnlein(5)	70,000	179,999	—	249,999
Heather Rider(6)	62,500	179,999	—	242,499
Mary Kay Ladone(7)	62,500	179,999	—	242,499
Thomas A. West(8)	41,250	224,991	—	266,241
Kristen Miranda(9)	13,750	—	—	13,750

(1)
Cash compensation earned for Board and committee membership is discussed in the “Cash Compensation” sections above.
(2)
For Ms. Mora, Mr. King, Mr. Boehnlein, Ms. Rider, Ms. Ladone and Mr. West, represents the aggregate grant date fair value as computed in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718"). See the notes to our audited financial statements included in our Annual Report on Form 10-K for fiscal year 2023 filed with the SEC on March 1, 2024 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards.
(3)
As of December 31, 2023, Ms. Mora had 17,094 shares issuable upon vesting of time-based RSUs.
(4)
As of December 31, 2023, Mr. King had 17,094 shares issuable upon vesting of time-based RSUs.
(5)
As of December 31, 2023, Mr. Boehnlein had 17,094 shares issuable upon vesting of time-based RSUs.
(6)
As of December 31, 2023, Ms. Rider had outstanding options to purchase a total of 10,000 shares of our common stock and 17,094 shares issuable upon vesting of time-based RSUs.
(7)
As of December 31, 2023, Ms. Ladone had 17,094 shares issuable upon vesting of time-based RSUs.
(8)
As of December 31, 2023, Mr. West had 17,094 shares issuable upon vesting of time-based RSUs.
(9)
Ms. Miranda resigned from the Board effective March 31, 2023.

See “Executive Compensation” for information about the compensation of directors who also were NEOs during 2023.

Equity Ownership Guidelines

In addition, we maintain equity ownership guidelines to further align interests of directors and executives with those of our stockholders. The guideline level for non-employee directors is 3x the annual cash retainer for Board service. A more detailed description of these guidelines is provided in the “Equity Ownership Guidelines” section of this proxy statement below. While we are still within the transition period for compliance under the guidelines, as of December 31, 2023, the respective ownership levels of all of our non-employee directors did not meet the current guidelines with the exception of Ms. Rider who joined the Board in 2019.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is currently comprised of seven members. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our Company.

Nominees

Our Nominating and Governance Committee has recommended, and our Board has approved, Ms. Mora and Ms. Rider as nominees for election as Class I directors at the Annual Meeting. If elected, each of Ms. Mora and Ms. Rider will serve as Class I directors until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Ms. Mora and Ms. Rider. We expect that Ms. Mora and Ms. Rider will accept such nomination. However, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class I directors requires a plurality of the shares of common stock present virtually in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” the election of each of the TWO directors nominated by our board of directors and named in this proxy statement as Class I directors to serve for a three-year term.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP to audit the financial statements of our Company for the fiscal year ending December 31, 2024 and recommends that stockholders vote in favor of the ratification of such appointment. During the year ended December 31, 2023, Deloitte & Touche LLP served as our independent registered public accounting firm.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by our amended and restated bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares of common stock present virtually in person or represented by proxy at the Annual Meeting and entitled to vote thereon, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2024 if our Audit Committee believes that such a change would be in the best interests of Inogen and its stockholders. A representative of Deloitte & Touche LLP is expected to be present virtually at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Deloitte & Touche LLP for our fiscal years ended December 31, 2023 and 2022, respectively.

	2023	2022
Audit fees(1)	$1,242,000	$1,246,200
Audit-related fees(2)	360,300	—
Tax fees(3)	—	—
All other fees(4)	150,000	—
Total fees	$1,752,300	$1,246,200

(1)
“Audit fees” for 2023 and 2022 consist of fees billed by Deloitte & Touche LLP in connection with the audit of our annual financial statements and review of our quarterly financial statements for 2023 and 2022 by Deloitte & Touche LLP.
(2)
“Audit-related fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
(3)
“Tax fees” consist of fees billed for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning.
(4)
“All other fees” consist of fees billed for services other than the services reported in Audit fees, Audit-related fees, and Tax fees. The fees billed in 2023 were related to acquisition due diligence services.

Auditor Independence

In 2023, there were no other professional services provided by Deloitte & Touche LLP that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non‑audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Deloitte & Touche LLP for our fiscal years ended December 31, 2023 and 2022 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present virtually in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables stockholders to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEO, and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is advisory, and therefore is not binding on us, the Compensation Committee or our Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the Compensation, Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the “Executive Compensation” section of this proxy statement, including the information discussed in “Compensation Discussion and Analysis—Executive Compensation Philosophy and Program Design” beginning on page 42 below, particularly the continued use of performance-based awards in our equity plan, demonstrates that our executive compensation program is designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the NEOs, as disclosed in the proxy statement for the 2024 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”

Vote Required

Approval of NEO compensation requires the affirmative vote of a majority of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

APPROVAL OF THE AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN

Background and Reasons for the Approval

On April 15, 2024, the Board, upon recommendation of the Compensation Committee, approved, subject to approval by our stockholders, the Inogen, Inc. Amended and Restated 2023 Equity Incentive Plan (the “Amended and Restated Plan”), which incorporates certain amendments to the existing plan (the “2023 Plan”). The Amended and Restated Plan incorporates an amendment to increase the number of shares of the Company’s common stock available for issuance under the plan by an additional 1,200,000 shares and to remove “liberal” share counting rules for stock options, stock appreciation rights or other awards. If the Amended and Restated Plan is not approved, the 2023 Plan will continue in effect, but we will not have sufficient shares available to continue to make equity awards to eligible persons and not likely to fulfill the forecasted needs beyond the fiscal calendar year.

We have historically provided stock options, restricted stock awards, and restricted stock units as an incentive to our employees, directors and consultants to promote increased stockholder value. Our Board and management believe that stock options, restricted stock, restricted stock units, and other types of equity awards are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of our business, and to motivate all employees to increase stockholder value. In addition, stock options, restricted stock, restricted stock units, and other types of equity awards are considered a competitive necessity in the biotechnology industry in which we compete.

Our Board believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. Our Board expects that the Amended and Restated Plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to our success and in providing incentive to these individuals to promote the success of the Company.

The Board of Directors unanimously recommends that stockholders vote “FOR” the adoption of the Amended and Restated 2023 Equity Incentive Plan.

Summary of Proposed Amendments

The material changes made by the Amended and Restated Plan are described below. However, the descriptions are qualified in their entirety by the text of the Amended and Restated Plan, which is attached to this proxy statement as Exhibit B.

Increase in Share Reserve. The Amended and Restated Plan increases the number of shares of our Common Stock reserved for issuance under the current 2023 Plan by 1,200,000 shares.

No Liberal Share Counting. The Amended and Restated Plan prohibits us from re-using shares that are tendered or surrendered to pay the exercise cost or tax obligation for grants of stock options, stock appreciation rights or other awards, shares that have been repurchased by the company on the open market using stock option exercise proceeds, or stock-settled SARs where only the actual shares delivered with respect to the award are counted against the plan reserve.

Determination of Requested Increase in Share Reserve

To determine the size of the proposed increase in shares reserved under the Amended and Restated Plan, the Compensation Committee and Board considered the following factors: (i) shares available under the 2023 Plan (ii) potential dilutive effect of requested increase in share reserve, and (iii) our 3-year average burn rate (e.g., annual shares granted as a percentage of common shares outstanding).

•
Shares Available under the 2023 Plan. As of April 8, 2024, there were a total of 2,200,689 RSUs (including time-based and performance-based) outstanding and 10,000 stock options outstanding with a weighted average strike price of $83.30 and remaining term of 0.1 years under all equity compensation plans. No other award types were outstanding. In addition, 858,128 shares remained available for issuance under the 2023 Plan as of April 8, 2024 and no shares remained available for issuance under any other equity compensation plan.
•
Potential Dilutive Effect of Requested Increase in Share Reserve. If approved, the requested increase in the share reserve would increase the Amended and Restated Plan’s overhang from 11.6% (as of April 8, 2024) to 15.4%. The Compensation Committee believes that this overhang level is appropriate for a company of our size and within our industry. We determined overhang by dividing (x) the sum of the number of shares subject to outstanding equity awards and the total number of shares available for grant under the Company’s equity plan by (y) the sum of the total Common Stock outstanding, the number of shares subject to outstanding equity awards and the total number of shares available for grant under the Company’s equity plan.
•
3-year Average Burn Rate. Our three-year average burn rate is approximately 4.5%. The Compensation Committee believes that this burn rate is appropriate for a company of our size and within our industry. We determined our annual burn rate by dividing (x) the total number of shares subject to equity awards granted by the Company in a fiscal year by (y) the weighted average number of shares of Common Stock outstanding during the fiscal year.

We expect the increased share reserve under the Amended and Restated Plan will help us remain competitive in a challenging labor environment and allow us to better attract and retain top talent and align the interests of our employees with shareholders.

Highlights of the Amended and Restated 2023 Equity Incentive Plan

The following number of shares of our common stock will be reserved for issuance under the Amended and Restated Plan: (i) 1,600,000 shares, plus (ii) (A) any shares that, as of immediately before the termination or expiration of the 2014 Equity Incentive Plan (the "2014 Plan"), have been reserved but not issued under any 2014 Plan awards and are not subject to any awards granted under the 2014 Plan, plus (B) any shares subject to awards granted under the 2014 Plan or the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) that, after the 2014 Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares that may be added to the Amended and Restated Plan under clause (ii) above equal to 2,950,000 shares.

The Amended and Restated Plan includes several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices. These features are highlighted below and are more fully described in the summary of the Amended and Restated Plan further below in this proposal. The summary is qualified in its entirety by reference to the Amended and Restated Plan as set forth in Appendix B.

•
No Evergreen. The Amended and Restated Plan does not include an “evergreen” or other provision that provides for automatic increases in the number of shares available for grant under the Amended and Restated Plan.
•
No Repricing or Exchange of Awards. The Amended and Restated Plan prohibits us from instituting a program to reduce the exercise price of outstanding awards or surrender or cancel outstanding awards for new awards and/or cash.
•
Minimum Vesting Periods. The Amended and Restated Plan provides that awards granted under the Amended and Restated Plan are generally subject to a minimum vesting period of one year, subject to certain limited exceptions specified in the Amended and Restated Plan.
•
No Discounted Options or Stock Appreciation Rights. All options and Stock Appreciation Rights must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

•
No Dividends on Unvested Awards. No dividends or other distributions will be paid with respect to any shares underlying an award before and unless the shares have vested.
•
No Dividend on Unexercised Options or Stock Appreciation Rights. No dividends or other distributions will be paid with respect to shares that are subject to unexercised stock options or stock appreciation rights.
•
Limit on Non-Employee Director Compensation. In any fiscal year, non-employee directors may not be granted awards and be provided cash retainers or annual or meeting fees for service as a non-employee director in amounts that collectively exceed the limits contained in the Amended and Restated Plan.
•
No Automatic Vesting of Awards Upon a Change in Control for Employees and Consultants. Except with respect to awards granted to a non-employee director while such individual was a non-employee director, the Amended and Restated Plan does not provide for the automatic single-trigger vesting of awards upon a change in control where a successor corporation assumes the awards. Instead, the Amended and Restated Plan allows the Administrator (as defined below) to determine the treatment of awards in connection with a change in control, provided that if the successor corporation does not assume or substitute for an award, the award will fully vest.
•
Administration. The Amended and Restated Plan is administered by our Board or our Compensation Committee, which consists entirely of independent directors.
•
No Liberal Share Counting. The Amended and Restated Plan prohibits us from re-using shares that are tendered or surrendered to pay the exercise cost or tax obligation for grants of stock options, stock appreciation rights or other awards, shares that have been repurchased by the company on the open market using stock option exercise proceeds, or stock-settled stock appreciation rights where only the actual shares delivered with respect to the award are counted against the plan reserve.
•
Awards May Be Subject to Clawback. Each award under the Amended and Restated Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws, and the Administrator may require a participant to forfeit, return or reimburse us all or a portion of the award and any amounts paid under the award, according to such clawback policy or in order to comply with applicable laws.

Considerations of the Board of Directors in Making its Recommendation

After the consideration and input of our Compensation Committee, our Board approved the Amended and Restated Plan and the increase in the number of shares of our common stock reserved under the Amended and Restated Plan. The number of shares reserved under the Amended and Restated Plan is proposed in order to give our Board and our Compensation Committee continued flexibility to grant stock options, restricted stock, restricted stock units, and other types of equity awards.

Our Board and management believe that granting equity awards motivates higher levels of performance, aligns the interests of employees and stockholders by giving employees the perspective of owners with equity stakes in the Company, and provides an effective means of recognizing employee contributions to our success. Our Board and management also believe that equity awards are of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and encouraging current employees and other service providers. Finally, our Board and management believe that the ability to grant equity awards will be important to our future success by helping us to accomplish these objectives.

If our stockholders approve the Amended and Restated Plan, we currently anticipate that the shares available under the Amended and Restated Plan will be sufficient to meet our expected needs through calendar year 2025. We anticipate that we will be requesting additional shares under the Amended and Restated Plan at our 2026 annual meeting of stockholders. However, future circumstances and business needs may dictate a different result. In determining the number of shares to be reserved for issuance under the Amended and Restated Plan, our Compensation Committee and our Board also considered the following:

•
Remaining Competitive by Attracting/Retaining Talent. As discussed above, our Compensation Committee and our Board considered the importance of an adequate pool of shares to attract, retain and reward our high-performing employees, especially since we compete with many biotechnology companies for a limited pool of talent.
•
Historical Grant Practices. Our Compensation Committee and our Board considered the historical amounts of equity awards that we have granted in the past three years. In fiscal years 2023, 2022, and 2021, we granted equity awards representing a total of 3,099,778 shares (assuming maximum performance in the case of performance-based awards). This figure reflects the grants that we have made according to our historical practices, but the recent decline in our stock price may impact the number of shares covered by awards that we grant in the future.
•
Forecasted Grants. As discussed above, our Compensation Committee and our Board anticipate, based on projected share utilization, that the proposed share reserve will be sufficient for our equity award usage through calendar year 2025. In determining the projected share utilization, our Compensation Committee and our Board considered a forecast that included the following factors: (i) the approximately 1,767,268 unissued shares remaining under the 2023 Plan as of the date of the initial action by our Board to approve the Amended and Restated Plan; (ii) the additional 1,200,000 shares that would be available for grant under the Amended and Restated Plan, if the stockholders approve the Amended and Restated Plan; and (iii) the estimated number of shares that would be returned to the 2023 Plan as a result of cancellations and forfeitures of awards. Based on these projections, we expect to request additional shares under the Amended and Restated Plan at our 2026 annual meeting of stockholders. If the Amended and Restated Plan is not approved, the 2023 Plan will continue in effect, but we will not have sufficient shares available to continue to make equity awards to eligible persons, not likely to fulfill the forecasted needs beyond the fiscal calendar year and will need to consider additional operating expense headwinds with additional cash incentives.
•
Proxy Advisory Firm Guidelines. Because of our significant institutional stockholder base, our Compensation Committee and our Board also considered the relevant guidelines from a proxy advisory firm. Our three-year average burn rate and the dilution relating to the initial share reserve is within such guidelines.

Summary of the Amended and Restated 2023 Equity Incentive Plan

The following is a summary of the principal features of the Amended and Restated Plan and its operation. The summary is qualified in its entirety by reference to the Amended and Restated Plan as set forth in Appendix B.

General

The purposes of the Amended and Restated Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, and performance shares.

Authorized Shares

Subject to the adjustment provisions contained in the Amended and Restated Plan, stockholders are being asked to approve the reservation of the following number of shares of our common stock for issuance under the Amended and Restated Plan: (i) 1,600,000 shares, plus (ii) (A) any shares that, as of immediately before the termination or expiration of the 2014 Plan, have been reserved but not issued under any 2014 Plan awards and are not subject to any awards granted under the 2014 Plan, plus (B) any shares subject to awards granted under the 2014 Plan or 2012 Plan that, after 2014 Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares that may be added to the Amended and Restated Plan under clause (ii) above equal to 2,950,000 shares. In addition, shares may become available for issuance under the Amended and Restated Plan as described in the next paragraph. The shares may be authorized, but unissued, or reacquired common stock. As of April 8, 2024, the number of shares subject to awards outstanding under the 2014 Plan was 771,296 shares (in the case of performance-based awards, based on the maximum number of shares that may be issued under such awards).

If any award granted under the Amended and Restated Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased or forfeited or repurchased shares subject to such award will become available for future grant or sale under the Amended and Restated Plan (unless the Amended and Restated Plan has terminated). Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the exercised stock appreciation right (whether or not actually issued as a result of such exercise) will cease to be available under the Amended and Restated Plan. If shares issued under restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the Amended and Restated Plan. If an award is paid out in cash rather than shares, the number of shares available for issuance under the Amended and Restated Plan will not be reduced.

Adjustments to Shares Subject to the Amended and Restated Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting our common stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated Plan, will adjust the number and class of shares of stock that may be delivered under the Amended and Restated Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the numerical share limits in the Amended and Restated Plan.

Administration

The Amended and Restated Plan will be administered by our Board, any committee of our Board, or a committee of individuals satisfying applicable laws appointed by our Board or a duly authorized committee of our Board in accordance with the terms of the Amended and Restated Plan (the “Administrator”). In the case of transactions, including grants to certain officers and key employees of the Company, intended to qualify, as exempt under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the members of the committee must qualify as “non-employee directors” under Rule 16b‑3 of the Exchange Act.

Subject to the terms of the Amended and Restated Plan, the Administrator has the authority to interpret and administer the Amended and Restated Plan, including but not limited to, the authority, in its discretion, to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Amended and Restated Plan), including to accelerate vesting or waive forfeiture restrictions, to extend the post-service exercise period applicable to an award, and to interpret the provisions of the Amended and Restated Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing administration of the Amended and Restated Plan, or qualifying for favorable tax treatment under applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the Amended and Restated Plan. The Administrator may temporarily suspend the exercisability of an award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with applicable laws, provided that such suspension must be lifted before the expiration of the maximum term and post-service exercisability period of an award, unless doing so would not comply with applicable laws.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2024, approximately 864 employees, 6 non-employee directors, and 9 consultants were eligible to participate in the Amended and Restated Plan. As of the same date, the closing price of a share of our common stock as reported on the Nasdaq Global Select Market was $8.07.

Limitations

The Administrator may not institute an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have a higher or lower exercise price and/or different terms), awards of a different type and/or cash, (ii) which participants have the opportunity to transfer outstanding awards to a financial institution, or (iii) the exercise price of an outstanding award is reduced.

Dividends or other distributions payable with respect to shares subject to equity awards will not be paid before and unless the underlying shares vest. No dividends or other distributions will be paid with respect to shares that are subject to unexercised options or stock appreciation rights.

Except for awards granted under our non-employee director compensation program, no portion of an award granted under the Amended and Restated Plan may vest earlier than the one-year anniversary of such award’s date of grant, unless accelerated by reason of an award holder’s death or disability, provided that awards may be granted to any service provider (or awards may be modified) without regard to such minimum vesting requirements to the extent such grants (or modifications) would not result in the issuance of an aggregate of more than 5% of the shares reserved for issuance under the Amended and Restated Plan.

The Amended and Restated Plan provides, in any fiscal year, that no non-employee director may be granted equity awards (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles (“GAAP”)) and be provided any cash retainers or annual or meeting fees for service as a non-employee director in amounts that, in the aggregate, exceed $750,000, except that such amount will be increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director. Any equity awards or other compensation provided to an individual while he or she was an employee, or while he or she was a consultant but not a non-employee director, will not count for purposes of these limitations.

Stock Options

Each option granted under the Amended and Restated Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Amended and Restated Plan.

The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, an exception may be made for any options that are granted in substitution for options held by employees of companies that the Company acquires in a manner consistent with Section 424(a) of the Code. In addition, any incentive stock option granted to an employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of our common stock is the closing price of our stock on any established stock exchange or national market system on the applicable date.

The Amended and Restated Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with any applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, but an incentive stock option must have a term not exceeding 10 years (or in the case of an incentive stock option granted to a Ten Percent Stockholder, 5 years).

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercise applicable to each option following a service provider’s cessation of service. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) 3 months following his or her cessation of service for reasons other than death or disability, and (ii) 12 months following his or her cessation of service due to disability or following his or her death while holding the option. An award agreement may provide for an extension of a post-service exercise period upon a cessation of service for reasons other than death or disability if the exercise of the option following such cessation of service would result in liability under Section 16(b) of the Exchange Act or would violate the registration requirements under the Securities Act.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Amended and Restated Plan. Restricted stock awards may be subject to vesting conditions if and as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed before the participant’s cessation of service. Unless the Administrator provides otherwise, and subject to the general rules in the Amended and Restated Plan related to dividends (described below), participants holding restricted stock will have the right to vote the underlying shares. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the Amended and Restated Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Amended and Restated Plan. Restricted stock units may be settled, in the sole discretion of the Administrator, in shares, cash or a combination of cash and shares.

Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion, which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants.

After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of cash and shares.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Amended and Restated Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Amended and Restated Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination of cash and shares. The term of a stock appreciation right will be set forth in the award agreement. The terms and conditions relating to the period of exercise following a cessation of service with respect to options described above also apply to stock appreciation rights.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the Amended and Restated Plan. Performance units and performance shares are awards that will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest. Each award of performance units or shares granted under the Amended and Restated Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Amended and Restated Plan. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination of cash and shares. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individuals goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Transferability of Awards

Unless determined otherwise by the Administrator and subject to the terms of the Amended and Restated Plan, awards granted under the Amended and Restated Plan generally are not transferable other than by will or by the laws of descent and distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable before the effective date of such proposed transaction. An award will terminate immediately before consummation of such proposed action to the extent the award has not been previously exercised or vested.

Change in Control

The Amended and Restated Plan provides that, in the event of a merger of the Company with or into another corporation or entity or a “change in control” (as defined in the Amended and Restated Plan), each award will be treated as the Administrator determines without a participant’s consent, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation or its affiliate with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately before the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable or restrictions applicable to an award will lapse, in whole or in part, before or upon consummation of such merger of change in control, and, to the extent the Administrator determines, terminate upon or immediately before the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment), or (B) the replacement of such award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the above. In taking any of the actions permitted by the Amended and Restated Plan, the Administrator will not be obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly in the transaction.

If the successor corporation does not assume or substitute for an award (or portion of an award), the participant will fully vest in and have the right to exercise the participant’s outstanding options and stock appreciation rights (or portions of such awards) that are not assumed or substituted for, all restrictions on restricted stock, restricted stock units, performance shares and performance units (or portions of such awards) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions of such awards), all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents. In addition, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents, if an option or stock appreciation right (or portion of such award) is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.

If the service of an award holder is terminated on or within the 12 months following a change in control, as a result of an involuntary termination as defined in the Amended and Restated Plan, his or her options, restricted stock units and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse, and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents.

In addition, with respect to awards granted to a non-employee director while such individual was a non-employee director, in the event of a change in control, the non-employee director’s options, stock appreciation rights, restricted stock and restricted stock units, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse, and all performance goals or other vesting for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its subsidiaries or parents.

Forfeiture Events

The Administrator may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. Awards will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws. The Administrator may require a participant to forfeit, return or reimburse us all or a portion of the award and any amounts paid under the award, according to such clawback policy or in order to comply with applicable laws.

Termination or Amendment

The Amended and Restated Plan will automatically terminate 10 years from the date of its initial adoption by our Board in 2023, unless terminated at an earlier time by the Administrator. The Administrator may amend, alter, suspend or terminate the Amended and Restated Plan at any time, provided that the Company will obtain stockholder approval of any amendment to the extent approval is necessary and desirable to comply with any applicable laws. No amendment, alteration, suspension or termination will materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Federal Tax Aspects

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Amended and Restated Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired through such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired through a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Units

There generally are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Units and Performance Shares

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended and Restated Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Medicare Surtax

A participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the Amended and Restated Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Amended and Restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Amended and Restated Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of our common stock subject to restricted stock units (in the case of performance-based restricted stock units, at target levels) granted under the 2023 Plan to our NEOs and the below-listed groups during the last fiscal year (no other types of awards were granted to such individuals during the last fiscal year), (ii) the average per share exercise price of such options, and (iii) the dollar value of such restricted stock units based on their aggregate grant date fair value determined under FASB ASC Topic 718.

	Number of	Dollar value of
Name of Individual or Group	RSUs	RSUs(1)
Kevin R.M. Smith,
Chief Executive Officer and President, Director	170,000	$824,500

Michael Sergesketter
Former Executive Vice President, Chief Financial Officer, and Corporate Treasurer	—	$—

Stanislav Glezer,
Executive Vice President, Chief Technology Officer	56,158	$879,996

Jason Somer,
Executive Vice President, General Counsel and Corporate Secretary	28,078	$439,982

Nabil Shabshab,
Former Chief Executive Officer and President, Director	140,394	$2,199,974

Kristin Caltrider,
Former Executive Vice President, Finance and Chief Financial Officer	56,158	$879,996

George Parr,
Former Executive Vice President, Chief Commercial Officer	56,158	$879,996

Bart Sanford,
Former Executive Vice President, Operations	—	$—

All executive officers, as a group	506,946	$6,104,444

All directors who are not executive officers, as a group	102,564	$1,124,986

All employees who are not executive officers, as a group	958,129	$12,002,654

(1) Reflects the aggregate grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718.

Required Vote

Approval of the Amended and Restated Plan requires the affirmative vote of a majority of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

Summary

We believe strongly that approval of the Amended and Restated Plan is essential to our continued success and ability to compete for talent in the labor markets in which we operate. Our employees are one of our most valuable assets. Stock options and other awards such as those provided under the Amended and Restated Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. For the reasons stated above, the stockholders are being asked to approve the Amended and Restated Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Inogen, Inc., or the Company, specifically incorporates it by reference in such filing.

The primary purpose of our Audit Committee is to oversee our financial reporting process on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at www.inogen.com in the Corporate Overview – Governance Documents section of our Investors webpage. The Audit Committee reviews and reassesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and the effectiveness of our internal control over financial reporting and issuing a report thereon.

The Audit Committee also reviews the performance of our independent registered public accounting firm, Deloitte & Touche LLP in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews and approves the independent registered public accounting firm’s audit and non-audit fees.

The members of the Audit Committee are currently Glenn Boehnlein (chairperson), Kevin King and Mary Katherine Ladone. Each of the members of the Audit Committee is an independent director as currently defined in the applicable NASDAQ and Securities and Exchange Commission (“SEC”) rules. The Board has also determined that each of Mr. Boehnlein and Ms. Ladone is an “audit committee financial expert” as described in applicable rules and regulations of the SEC. The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report with management, including a discussion of the quality and substance of the accounting principles and significant accounting policies, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its tenure and independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. The Audit Committee also has selected Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2024. The Board recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Glenn Boehnlein (Chairperson)

Kevin King

Mary Katherine Ladone

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 8, 2024. Each executive officer serves at the discretion of our Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Kevin R.M. Smith	53	Chief Executive Officer, President and Director
Stanislav Glezer	51	Executive Vice President, Chief Medical Officer
Michael Bourque	61	Executive Vice President, Chief Financial Officer, and Corporate Treasurer
Gregoire Ramade	54	Executive Vice President, Chief Commercial Officer
Jason Somer	56	Executive Vice President, General Counsel and Corporate Secretary

Kevin R.M. Smith has served as our President, Chief Executive Officer, and as a director since November 2023. Previously, Mr. Smith served as the CEO, President and Executive Director at Sirtex Medical US Holdings, Inc., a biotechnology company, from 2019 to 2023, after serving as Executive Vice President of Sales & Marketing, Americas from 2017 to 2019. From 2021 to 2022, Mr. Smith also served as interim President and Chief Executive Officer and Director at OncoSec Medical, Inc., a biotechnology company. In his previous roles Mr. Smith served as Executive Vice President of Business Development at Gel-e, Inc., as Chief Commercial Officer at Sensium Healthcare, as Global Vice President of Sales & Marketing at Teleflex, and served in various sales and marketing roles in medical device companies. Mr. Smith holds a Master of Business Administration in Global Management from University of Phoenix and a Bachelor of Science in Marketing from the University of Kentucky.

Dr. Stanislav Glezer has served as our Executive Vice President, Research and Development and Chief Medical Officer since October 2021. Prior to joining Inogen, Dr. Glezer was with Becton Dickinson and Company, a global medical technology company where he served as the Worldwide Vice President of Medical Affairs for Diabetes Care since September 2018. Prior to joining Becton Dickinson, Dr. Glezer served as the Chief Medical Officer at Adocia S.A. a biotechnology company, from 2017 to 2018. From 2016 to 2017, Dr. Glezer served as Vice President of Global Medical Affairs at Novo Nordisk, Inc., a healthcare company. Earlier, Dr. Glezer served in a number of roles of progressively increasing seniority, including, Global Project Head for the largest late-stage pipeline asset, Vice President of Evidence and Value & Access, Vice President of Medical Affairs, and Senior Director of Medical Strategy & Operations, for Sanofi S.A., a multinational pharmaceutical company, from 2001 to 2015. Dr. Glezer holds a Doctor of Medicine from Moscow State University of Medicine and Dentistry and an MBA from California Coast University.

Michael Bourque has served as our Executive Vice President, Chief Financial Officer, and Corporate Treasurer since March 2024. Mr. Bourque previously served as Chief Financial Officer and Treasurer of Chase Corporation, a global specialty chemicals company, from 2021 to 2024. Mr. Bourque also served as Chief Financial Officer of Keystone Dental, Senior Vice President from 2019 to 2020, Chief Financial Officer and Treasurer of Analogic Corporation from 2014 to 2018, and as Vice President of Finance for Axcelis Technologies from 2011 to 2014. Mr. Bourque holds a Bachelor of Science in Accounting from Bentley University and is a Certified Public Accountant.

Gregoire Ramade has served as our Chief Commercial Officer since January 2024 and served as our Senior Vice President of International Sales from November 2023 to January 2024. Prior to joining the Company, Mr. Ramade served as Senior Vice President and Chief Commercial Officer of Vapotherm, Inc. from October 2020 to October 2023 and as Vice President, International Sales and Worldwide Marketing of Vapotherm, Inc. since May 2016. Mr. Ramade worked at Becton Dickinson Medical-Pharmaceutical Systems as Vice President of Global Marketing and Business Development from January 2013 to May 2016. He also held the positions of Senior Marketing Director Home Healthcare Solution at Philips Healthcare from 2010 to 2012, Marketing Director EMEA at Philips Respironics from 2005 to 2009 and Product Manager of Consumable Masks and Accessories at Philips Respironics from 2004 to 2005. Mr. Ramade holds a bachelor’s degree in International Business with a minor in Economics from the American University of Paris and an MBA in International Business and Marketing from the Ecole Nationale des Ponts et Chausses School of International Management.

Jason Somer has served as our Executive Vice President, General Counsel and Corporate Secretary since July 2021. Prior to joining Inogen, Mr. Somer served as head Legal Counsel at Invoca, Inc., a SaaS analytics company. Prior to his time at Invoca, Mr. Somer served as Associate General Counsel at Sunniva, Inc., and as General Counsel and Corporate Secretary for Innova Gaming Group, a gaming company. Prior to joining Innova, Mr. Somer served as the Senior Vice President of Business Development and General Counsel at Sunora Energy Solutions, a solar energy development company. Mr. Somer also previously served as the Vice President of Special Projects and the Senior Global Counsel at Suntech Power, a Shanghai-based solar energy technology company. Prior to joining Suntech Power, Mr. Somer served as Director of Legal Affairs & Business Development at Ironport Systems, Inc. and as Associate General Counsel and a Business Development Director at Neoforma, Inc. Mr. Somer joined Neoforma from Morrison & Foerster where he was a corporate/securities associate based in New York. Mr. Somer holds a L.L.M. from Boston University, a L.L.B. from the University of British Columbia School of Law, and a B.Sc. from the University of Western Ontario in Biology/Pharmacology.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the principles underlying the material components of our executive compensation program for our executive officers, including the NEOs, in the “Summary Compensation Table.” We also provide an overview of the overall objectives of the program and the factors relevant to an analysis of these policies and decisions and how we use our executive compensation program to drive our performance.

Our NEOs for 2023 were:

•
Kevin R.M. Smith, Chief Executive Officer, President, and Director
•
Nabil Shabshab, our former Chief Executive Officer, President, and former Director
•
Michael Sergesketter, our former Executive Vice President, Chief Financial Officer, and Corporate Treasurer
•
Kristin Caltrider, our former Executive Vice President, Chief Financial Officer, and Corporate Treasurer
•
Stanislav Glezer, Executive Vice President, Chief Technology Officer
•
Jason Somer, Executive Vice President, General Counsel and Corporate Secretary
•
George Parr, our former Executive Vice President, Chief Commercial Officer
•
Bart Sanford, our former Executive Vice President, Operations

2023 Management Changes

2023 was a transition year for us as we had turnover in two-thirds of the members of the management team. Our 2023 executive compensation programs and decisions reflect this. The amount and terms of the compensation provided to our new NEOs were set at levels that we believed were important to recruit these highly qualified executives to our company and retain them over the long-term. As a result, the compensation provided to our incoming NEOs in 2023 is greater in value than what we ordinarily might provide them for a typical year as they include incentives that are designed to compensate these executives for compensation opportunities that they forfeited when leaving their prior employers.

•
On February 6, 2023, we mutually determined with Mr. Sanford that Mr. Sanford would separate from us. On February 10, 2023, we executed a transition agreement and release with Mr. Sanford, effective as of March 1, 2023. The agreement is described in the “Severance Payments" section below.
•
On July 27, 2023, we and Mr. Parr mutually determined that Mr. Parr would separate from us. On August 9, 2023, we executed a transition agreement and release with Mr. Parr, effective as of July 31, 2023. The agreement is described in the “Severance Payments"" section below.
•
On September 1, 2023, Ms. Caltrider notified us of her intention to step down as an officer effective upon the date a new Executive Vice President, Chief Financial Officer and Treasurer commenced employment, which occurred on September 11, 2023. Ms. Caltrider's last day as an employee with us was September 29, 2023.
•
On September 11, 2023, we appointed Michael K. Sergesketter to serve as our interim Executive Vice President, Chief Financial Officer and Treasurer. Mr. Sergesketter succeeded Ms. Caltrider. In connection with these changes, Mr. Sergesketter entered into an agreement with us, which agreement is described in the “Employment Agreements” section below.
•
On November 10, 2023, we appointed Kevin R.M. Smith to serve as our President and Chief Executive Officer, effective immediately. In addition, on November 10, 2023, we appointed Mr. Smith to serve as a member of our Board, effective immediately. Mr. Smith succeeded Mr. Shabshab from the positions of President, CEO, and as a director, whose roles ended effective November 10, 2023. In connection with these changes, each of Mr. Smith and Mr. Shabshab entered into an agreement with us, which agreement is described in the “Employment Agreements” section below.

•
On January 24, 2024, we appointed Michael Bourque to serve as our Executive Vice President, Chief Financial Officer and Treasurer, effective March 4, 2024, to succeed Mr. Sergesketter, who served in that position on an interim basis. Mr. Bourque succeeded Mr. Sergesketter, who, on March 4, 2024, was no longer considered as an officer effective upon the date Mr. Bourque commenced employment. In connection with his hire, Mr. Bourque entered into an agreement with us.

Executive Summary

We believe we are a leader in portable oxygen concentrators and that the market for our technology remains underpenetrated.

We are committed to our purpose of improving lives through respiratory care. We believe we can create long-term shareholder value by focusing on increasing patient and physician awareness of our products, expanding clinical research, growing revenue, and optimizing our business. We maintain our belief that the need and patient preference for our best-in-class portable oxygen concentrators remains strong.

2023 Business Performance and Compensation

Our 2023 results include:

•
Revenue of $315.7 million, a decrease of 16.3% from 2022;
•
Gross margin of 40.1%, a decrease compared to 40.7% in 2022;
•
Net loss of $102.4 million, or $4.42 per diluted share, compared to net loss of $83.8 million or $3.67 per diluted share in 2022;
•
Non-GAAP Adjusted EBITDA of negative $37.8 million, a decrease of 179.2% from 2022 compared to non-GAAP Adjusted EBITDA of negative $13.5 million in 2022. We define "Adjusted EBITDA" as earnings before interest expense, interest income, provision for incomes taxes, depreciation and amortization, stock-based compensation, acquisition-related expenses, restructuring-related and other charges, impairment charges, change in fair value of earnout liability, and the loss on disposal of an intangible asset; and
•
Non-GAAP Adjusted Operating Loss of $101.9 million, a decrease of 26.5% from 2022, compared to non-GAAP Adjusted Operating Loss of $80.5 million in 2022. We define “Adjusted Operating Income (Loss)” as operating income (loss) as determined under GAAP but excluding the impact of (i) revenue and expense arising from any businesses acquired following the grant date but prior to the end of the applicable performance period and (ii) stock-based compensation expenses and stock-based compensation payroll taxes.

Please see Appendix A attached to this proxy statement for a reconciliation of non-GAAP Adjusted EBITDA and non-GAAP Adjusted Operating Loss, in each case to net loss, as calculated in accordance with GAAP.

Based on 2023 performance and as further described below, (i) annual bonus plan payouts were made to our senior executive team for 2023 at 25% of target payout levels, (ii) none of the first tranche of the performance-based equity awards granted to the NEOs in March 2023 vested, (iii) none of the second tranche of the performance-based equity awards granted to the NEOs in March 2022 vested, and (iv) none of the third tranche of the performance-based equity awards granted to the NEOs in March 2021 vested. We believe the below-target annual cash incentive plan payout and no vesting of any performance-based equity awards during 2023 demonstrate the strong alignment between performance and compensation outcomes for our NEOs.

2023 Say-on-Pay Vote and Stockholder Engagement Efforts

Historically, stockholder say-on-pay support for our executive compensation program has been extremely strong — averaging 98% between 2018 and 2022. However, at last year’s annual meeting of stockholders held in June 2023, 71% of the votes cast on our say-on-pay proposal (excluding broker non-votes and abstentions) were cast in favor of the compensation of the NEOs on an advisory basis. In light of this result, and consistent with our commitment to listen and respond to our stockholders, we increased our stockholder outreach and engagement efforts to better understand current perspectives on our executive compensation program.

In addition to our regular cadence of stockholder outreach and engagement during 2023, we reached out directly to stockholders to discuss, amongst other topics, our compensation practices. Significant stockholders participated in meetings with us at which either members of senior management and/or independent members of the Board, including the Chairperson of the Compensation Committee, participated.

Overall, our stockholders indicated to us that they continue to be supportive of our executive compensation program design. However, a few common themes emerged from the discussions, placing our focus on strengthening the links between pay and performance. We have taken multiple steps to address the key concerns we heard, as explained in the table below.

What We Heard	What We Did
Stockholders understood the need for the 2022 retention awards, but expressed a desire that the Compensation Committee limit its use of such one-time awards.	We did not provide any retention awards in 2023 to any of our NEOs. The Compensation Committee agrees with stockholders that such one-time awards should be limited.
Stockholders would like to see a more diverse use of performance metrics in our incentive plans.

We restructured our long-term incentive compensation program effective with our 2024 performance-based RSU grants, to remove overlapping performance metrics and to use a more balanced mix of absolute and relative measures across the plans:

•
Our 2024 annual incentives will be based on revenue (50% weighting) and Adjusted EBITDA (50% weighting) only, and the individual performance component was eliminated.
•
Our 2024 performance-based RSUs will be measured based on relative Total Stockholder Return (“TSR”).

Stockholders favor three-year performance measurement periods for long-term incentive awards.

We eliminated annual performance targets and eliminated annual vesting for our performance-based RSUs. Actual awards earned will now be based on results measured on a relative basis against the S&P 1000 Health Care Equipment Select Industry Index after the end of a three-year performance period.

Shareholders want challenging performance targets and stronger alignment between executive compensation and the stockholder experience.

We set the relative TSR performance required for a target payout at the 50th percentile for the 2024 performance-based RSUs.

We reduced 2024 annual equity grant values by 40% relative to prior year grants in recognition of the significant decline in our stock price and took additional steps to reduce our overall share grant or burn rate.

We believe these changes create a stronger incentive structure that continues to incentivize the senior leadership team to execute on strategies that drive our business results and reflects our stockholders’ preferences. We will continue to keep an open dialogue with our stockholders to help ensure that we have a regular input on their perspectives.

2023 Executive Compensation Program

Our executive compensation program is designed to be competitive and balance our goals of attracting, motivating, rewarding, and retaining our executive officers and driving company performance. To align our executive officers’ interests with those of our stockholders, a substantial portion of each executive officer’s target annual total direct compensation opportunity is “at-risk,” meaning the amounts paid to each executive officer will vary based on our Company performance.

In general, we target total cash compensation and other executive compensation levels to be within the 50th percentile of our peer group and comparable to similarly situated executives. However, the specific competitiveness of any individual executive’s pay will be determined considering factors like the executive’s experience, skills and capabilities, contributions as a member of the executive management team, and contributions to our overall performance. The Compensation Committee also consider the sufficiency of total compensation potential and the structure of pay plans to ensure the hiring or retention of an executive when considering the competitive labor environment.

Consistent with our pay-for-performance philosophy, we took the following actions during 2023 with respect to NEO compensation.

•
Competitive Cash Incentive Payments: In the first quarter of 2023, we established annual cash incentive opportunities to reflect competitive market conditions and overall strong performance and aimed our 2023 cash incentive compensation plan to focus 55% on revenue, 20% on Adjusted EBITDA, and 25% on individual performance goals. Revenue and Adjusted EBITDA continued to be two key measurements of our growth and profitability, as the criteria for payment of cash incentives to the NEOs. To further incentivize driving growth and ensuring alignment of individual goals with corporate strategic initiatives as well as collaboration, we re-weighted the key measurements and added individual performance goals for cash incentive payments.

Based on our results in revenue and Adjusted EBITDA in 2023, the financial portions of our bonus pool were unfunded at 0% of target for our NEOs under the 2023 Incentive Plan (as defined below). Individual goals for the remaining 25% were funded based on achievement between 80%-100%.

•
Performance-Based and Time-Based Full Value Awards: During 2023, we granted long-term incentive compensation opportunities in the form of full value awards - RSUs. These equity awards are subject to performance- and/or time-based vesting requirements and are intended to further align our executives’ interests with those of our stockholders.

In 2023, we did not meet our thresholds for Adjusted Operating Income or revenue goals; as a result, the 2023 tranches of our NEOs' performance-based RSU awards vested at 0% of target for each of the awards granted in 2023, 2022 and 2021.

New CEO Compensation

Kevin Smith was appointed as President and CEO of the Company, effective November 10, 2023. In setting Mr. Smith’s annual compensation as well as his sign-on grants, the Compensation Committee considered factors including, but not limited to, his extensive industry experience, leadership roles requiring innovation and thought leadership, technical acumen and the compensation of CEOs at similarly situated publicly traded companies. The following is an overview of his compensation:

2023 Annual Target Direct Compensation: Mr. Smith’s regular annual target direct compensation is comprised of an annual base salary and target annual and long-term equity compensation opportunities as follows:

•
Base salary: $700,000
•
Target annual cash incentive compensation opportunity (“target bonus”): 100% of base salary

•
Annual equity grants: Beginning in March 2024, Mr. Smith was eligible for annual Company equity awards on the same terms and conditions as the annual equity awards made to the Company’s similarly situated executives and as approved by the Board or the Compensation Committee.

One-Time Sign-On Grants: In addition to offering Mr. Smith a competitive annual compensation package, the Board approved one-time new hire awards in part to make up for forgone incentives at his previous employer as follows:

•
Cash sign-on bonus: $1,700,000. The sign-on bonus will be paid in two equal installments with the first installment being paid on the second payroll date after November 10, 2023 and the second installment being paid approximately one year after the effective date, subject to Mr. Smith’s continued employment with the Company through the date the second sign-on bonus installment is paid.
•
Equity sign-on award: 170,000 shares of the Company’s common stock, comprised of (i) 85,000 time-based restricted stock units (“RSUs”) and (ii) 85,000 performance-based restricted stock units (“PSUs”). Subject to Mr. Smith’s continued service with the Company, one-third of the RSUs will vest annually over three years. Subject to Mr. Smith’s continued service with the Company, the PSUs will vest based on the Company’s achievement of revenue performance goals for each of 2024 and 2025.
The RSUs and PSUs are each subject to the terms and conditions of the Company’s 2023 Equity Incentive Plan and applicable award agreements.

The shift to the use of PSUs as an equity sign-on award is intended to drive achievement of key performance goals.

Executive Compensation Governance Highlights

We maintain sound governance standards consistent with our executive compensation policies and practices and we seek to adhere to the best practices for compensation and corporate governance purposes. The Compensation Committee and in certain cases, the independent members of our Board, evaluate our executive compensation program regularly to ensure that it supports our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent as well as protect our stockholders’ interests. These policies and practices were in effect during 2023:

Compensation Governance

✓

Independent Compensation Committee and Board Approval. The Compensation Committee is comprised solely of independent directors. In addition, certain executive compensation decisions at the Board level are made by independent directors;

✓

Independent Compensation Committee Advisor. The Compensation Committee engaged its own independent compensation consultant to assist with its compensation review for 2023. This consultant performed no other services for us;

✓	Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy; and
✓	Equity Ownership Guidelines. The Board has adopted Equity Ownership Guidelines applicable to our directors, Chief Executive Officer and executive officers.

Executive Compensation Policies and Practices

Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices designed to align our executive compensation with long-term stockholder interests, including:

✓

Compensation At-Risk. Our executive compensation program is designed so a significant portion of compensation is “at risk” based on our performance through our short-term cash and long-term equity incentive compensation opportunities;

✓	No Tax Reimbursements on Severance or Change in Control Payments. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits;
✓

No Special Retirement Plans. We do not offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements exclusively to our executive officers;

✓	No Special Health or Welfare Benefits. Our executive officers participate in the same company-sponsored health and welfare benefits programs as our other full-time, salaried employees;
✓	Hedging and Pledging Prohibited. We prohibit our employees, including our NEOs and directors, from pledging our securities or engaging in hedging transactions;
✓

Clawback Policy. We adopted a Clawback Policy to comply with the mandatory recovery of erroneously paid compensation rules of the Nasdaq Stock Market, which supersedes our existing Compensation Recoupment Policy, applicable to our executive officers that provides for the recovery of incentive-based compensation in the event of a financial restatement under certain circumstances.

Executive Compensation Philosophy and Program Design

Overview

The goals of our executive compensation program are to attract, retain, motivate and reward executive officers who contribute to our success and to incentivize these executives to achieve our short-term and long-term business objectives in order to increase long-term value and increase stockholder returns. This program combines competitive cash and equity awards in the forms and proportions that we believe will motivate our executive officers to increase stockholder value over the long term.

Our executive compensation program is designed to achieve the following specific objectives:

•
align the interests of our executive officers with both short-term and long-term stockholders’ interests; and
•
establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers.

Executive Compensation Program Framework

For 2023, the principal elements of our executive compensation program are summarized in the following table and described in detail in “Executive Compensation Components” below.

Compensation Element	Description and Purpose	Key Features
Base Salary (fixed cash)	To provide a competitive fixed level of cash compensation that reflects fulfillment of day-to-day responsibilities, skills, and experience.

Annual adjustments are based on both qualitative and quantitative factors such as: job level, responsibilities and prior experience and expertise, individual performance, future potential and competitive market practice and internal equity.

Reviewed annually by our independent compensation consultants for market competitiveness within our peer group.

Annual Cash Incentive (at-risk cash)

To incentivize and reward contributions of executive officers in achieving strong financial, operating and strategic objectives during the fiscal year by meeting or exceeding the established goals.

To ensure a strong pay-for-performance culture, as payouts are based on performance achieved relative to goals and are not guaranteed.

Payouts are based on a pre-determined formula that, in 2023, included achievement of specified revenue and Adjusted EBITDA targets, as determined by the Compensation Committee or the independent members of the Board.

Target incentive opportunities are typically consistent year over year and revisited annually based on peer group practices.

Performance goals are set and approved by the Compensation Committee or the independent members of the Board in the first quarter of each year. Incentive payouts are capped at 200% of target.

Long-term Equity Incentive Compensation

To ensure strong performance, promote retention and align our executives’ interests with stockholders’ long-term interests through incentive compensation linked to our long-term financial and company stock price performance.

With the exception of the current CEO and current CFO, all equity compensation is denominated in dollar-based targets.

Equity awards are typically granted annually using a value-based approach of granting RSUs to our executive officers. These awards are subject to a mix of time- or performance-based vesting conditions over a multi-year period.

The value of the annual equity grants to each of our NEOs is established by the Compensation Committee or the independent members of the Board after reviewing such factors as the competitive levels at our compensation peer companies, and to recognize our outstanding performance and our executive officers’ contributions to that performance.

We also offer our executive officers the opportunity to participate in our 401(k) plan, health care insurance, flexible spending accounts, employee stock purchase plan and certain other benefits available generally to all of our full-time employees.

Governance of Executive Compensation Program

Role of Our Compensation Committee and our Board

Our Compensation Committee, which operates under a written charter adopted by the Board, is primarily responsible for reviewing and approving or recommending to the Board the compensation arrangements for our executive officers. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer and director compensation for consistency with our compensation philosophy as in effect. The Compensation Committee’s review of the base salary levels, annual cash incentive compensation opportunities, and long-term equity incentive compensation opportunities of our executive officers, including the NEOs, generally occurs around the beginning of the year, or more frequently as warranted. To date, our Compensation Committee has not established any formal policies or guidelines for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, as described above, our Compensation Committee seeks to provide a significant portion of our executive officer compensation in the form of variable, at-risk pay.

Our Compensation Committee or the independent members of the Board approve executive compensation decisions after taking into account these recommendations and such other factors as they deem relevant and as further described below. Typically, executive compensation adjustments to cash compensation are effective in the first quarter of the year.

Role of Our Executive Officers

In connection with its review and approval or recommendations, our Compensation Committee considers the recommendations of our Chief Executive Officer regarding the compensation of our executive officers who report directly to him. These recommendations generally include annual adjustments to compensation levels and an assessment of each executive officer’s overall individual contribution, scope of responsibilities and level of experience. While our Compensation Committee retains discretion to set executive officer compensation, it gives considerable weight to our Chief Executive Officer recommendations because of his direct knowledge of each executive officer’s performance and contribution to our business.

No other executive officer participates in the determination or recommendation of the amount or form of executive officer compensation, but our Board or our Compensation Committee may discuss with our Chief Executive Officer or Chief Financial Officer our financial, operating and strategic business objectives, incentive targets or performance goals. The Board or the Compensation Committee reviews and determines the appropriateness of the financial measures and performance goals, as well as assesses the degree of difficulty in achieving specific incentive targets and performance goals.

Role of Compensation Consultant

The Compensation Committee engages an independent compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its executive compensation review. In 2023, the Compensation Committee retained Pearl Meyer to serve as its independent executive compensation consultant and review the competitiveness of our compensation program for our senior executive officers and non-employee directors. Pearl Meyer also advises the Compensation Committee regarding various other executive and director compensation issues, as requested.

No member of our management team participated in the Compensation Committee’s decision to retain Pearl Meyer. Pearl Meyer reports directly to the Compensation Committee, and the Compensation Committee may replace Pearl Meyer or hire additional consultants at any time. Pearl Meyer attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chairperson between meetings; however, the Compensation Committee, or the independent members of the Board, make all decisions regarding the compensation of our executives.

Pearl Meyer provides various compensation consulting services to the Compensation Committee with respect to our executives and other key employees pursuant to a written consulting agreement with the Compensation Committee. The services Pearl Meyer provides under the agreement include advising the Compensation Committee on the principal aspects of the Company’s executive compensation program including evolving best practices and providing market information and analysis regarding the competitiveness of the Company’s executive compensation program design.

Competitive Positioning

In 2023, the Compensation Committee approved a group of peer group companies (the “Compensation Peer Group”). The Compensation Peer Group included similarly-situated medical device and diagnostic companies that were identified by Pearl Meyer as companies with similar financial and growth characteristics and as competitors for executive talent based generally on the following criteria:

•
Had revenue for the trailing 12 months of $100 million to $1 billion (with selected exceptions);
•
Had market capitalization of $100 million to $4 billion (with selected exceptions); and
•
Was in the healthcare equipment, supplies, providers, or services industry, which includes medical device companies

The Compensation Peer Group consisted of 19 companies that met the industry criteria and financial criteria. The following 19 companies comprised the Compensation Peer Group plan to be used to set compensation for 2023:

Alphatec Holdings, Inc	LeMaitre Vascular, Inc.
AngioDynamics, Inc.	Merit Medical Systems, Inc.
Artivion, Inc.	Nevro Corporation
AtriCure, Inc.	OraSure Technologies, Inc.
Avanos Medical, Inc.	Orthofix Medical, Inc.
Axonics, Inc.	STAAR Surgical Company
CONMED Corporation	Tactile Systems Technology, Inc
Glaukos Corporation	Tandem Diabetes Care, Inc.
iRhythm Technologies, Inc.	Viemed Healthcare, Inc.
Zynex, Inc.

Certain information regarding the size and value of the Compensation Peer Group companies relative to us is set forth below (based on estimated information in June 2023).

	Compensation Peer Group
		Range
(In millions)	Inogen	Low	High	Median
Revenue(1)	$369	$156	$1,198	$366
Market Capitalization	124	290	4,001	1,226
EBITDA(2)	(41)	(98)	193	17

(1)
Based on a twelve-month trailing at the time of the report.
(2)
Represents earnings before interest, taxes, depreciation and amortization based on a twelve-month trailing at the time of the report.

In making its 2023 compensation decisions, the Compensation Committee evaluated the target annual total direct compensation (annual base salary, annual cash incentives and long-term equity incentive) for each of our executive officers, including our NEOs, who were employed with us when we set annual compensation in 2023 (other than Mr. Sergesketter). In determining its recommendations for the Board on executive compensation, the Compensation Committee reviewed the market consensus data provided by Pearl Meyer. The Compensation Committee reviewed the market consensus data for each executive officer’s base salary and annual target cash incentive and for each executive officer’s long-term equity incentives noting most fall within the desired 50th percentile. In conducting its evaluation, the Compensation Committee also considered, among other factors, company performance, each element of compensation, the compensation package as a whole, each executive officer’s past and expected future contribution to our business and our financial performance, and internal pay equity based on the impact on the business and performance, and retention.

We believe that this design allows us to meet the objectives of our executive compensation program, including attracting and retaining talented executives, while retaining flexibility to tailor compensation based on individual circumstances.

The Compensation Committee also reviewed market data provided by Pearl Meyer in negotiations with Mr. Smith and Mr. Bourque in setting their new hire compensation package in 2023 and 2024, respectively. Market data was one factor among the other factors described above that the Compensation Committee considered in designing a compensation package that was competitive and would recruit and retain each of these executives as a key executive to our business.

Executive Compensation Elements

Base Salary

We provide an annual base salary to each of our executive officers, including our NEOs, to compensate each of them for services rendered during the year. Salaries are reviewed annually by the Compensation Committee or, at the request of the committee, the independent members of our Board, and adjusted for the ensuing year based on (i) both qualitative and quantitative factors such as company performance, job level, responsibilities and prior experience and expertise, individual performance, and future potential, (ii) internal review of the executive officer’s total compensation, individually and relative to our other executive officers with similar levels of responsibility within our organization and (iii) an evaluation of the compensation levels of similarly-situated executive officers in our Compensation Peer Group and in our industry generally.

Mr. Smith's base salary was established through arm's length negotiation in connection with his hire in 2023.

In setting the salaries of our other NEOs base salaries for 2023, we considered the recommendations of the Chief Executive Officer regarding the compensation of each of the NEOs who reported directly to him, the NEOs role and responsibilities within the Company, and such other factors described above. We also considered the 50th percentile as a general guideline for the appropriate level of base salaries but do not attempt to benchmark base salary to any specific percentile. We believe that this approach to setting base salary levels allows us to be competitive, while retaining flexibility to tailor compensation based on individual circumstances.

Given the amount of transition amongst our management team and to save costs, none of our NEOs who were NEOs during 2022 received a base salary increase in 2023, except in the case of Dr. Glezer due to a change mid-year in his responsibilities.

The 2023 base salaries for our NEOs were as follows:

	2023	2022
Name	Base Salary	Base Salary	% Increase
Kevin R.M. Smith(1)	$700,000	$—	0.0%
Michael Sergesketter(2)	480,000	480,000	0.0%
Stanislav Glezer(3)	505,000	470,000	7.4%
Jason Somer	345,000	345,000	0.0%
Nabil Shabshab	700,000	700,000	0.0%
Kristin Caltrider	440,000	440,000	0.0%
George Parr	480,000	480,000	0.0%
Bart Sanford	380,000	380,000	0.0%

(1)
Mr. Smith’s base salary was effective on his date of hire on November 10, 2023.
(2)
Mr. Sergesketter’s base compensation was $40,000 per month, which has been annualized for purposes of the table, was effective on his date of hire on December 13, 2021 and his date of re-hire on September 11, 2023.
(3)
The amount listed for Mr. Glezer for 2023 represents the highest annualized base salary established for him during 2023. In connection with his change in responsibilities to Executive Vice President, Chief Medical Officer, his annualized base salary increased to $505,000, effective on July 31, 2023.

Cash Incentive Compensation

Overview of 2023 Incentive Plan. We maintained a cash executive incentive compensation plan for 2023 (the “2023 Incentive Plan”) for our eligible, non-commissioned employees, including our executive officers (other than Mr. Sergesketter). Mr. Sergesketter was not eligible to receive any bonuses during his employment, other than the completion bonus described in the “Employment Agreements” section below.

The 2023 Incentive Plan was designed to increase stockholder value and our success by motivating our employees, including our participating NEOs, to perform to the best of their abilities and achieve our objectives. The Compensation Committee determined the performance goals applicable to target awards under the 2023 Incentive Plan.

Target Cash Incentive Opportunities. Except for Mr. Sergesketter, each of our executive officers, including each of our NEOs, was assigned a target annual incentive compensation opportunity under the 2023 Incentive Plan, which was calculated as a percentage of his or her annual base salary as of the end of 2023.

The annual cash incentive compensation opportunities and actual payouts of the NEOs for fiscal 2023 were:

	2023 Target Annual Cash Incentive Compensation Opportunity (as a percentage of base salary)	2023 Target Annual Cash Incentive Compensation Opportunity	2023 Maximum Annual Cash Incentive Compensation Opportunity	2023 Actual Annual Cash Incentive Compensation
Name	(%)	($)(1)	($)(2)	($)(3)
Kevin R.M. Smith	N/A	N/A	N/A	N/A
Michael Sergesketter	N/A	N/A	N/A	N/A
Stanislav Glezer	60.0%	$282,000	$564,000	$98,369
Jason Somer	50.0%	172,500	345,000	59,823
Nabil Shabshab	100.0%	700,000	1,400,000	—
Kristin Caltrider	60.0%	264,000	528,000	—
George Parr	60.0%	288,000	576,000	—
Bart Sanford	50.0%	—	—	—

(1)
Based on 100% of target.
(2)
Based on 200% of target.
(3)
The amounts in this column represent the amounts actually paid to each of our NEOs under the 2023 Incentive Plan, as discussed below.

2023 Incentive Plan Performance Goals. For fiscal 2023, we updated the 2023 Incentive Plan to measure metrics based on the corporate performance objectives of revenue (weighted 55%), Adjusted EBITDA (weighted 20%) and individual performance goals (weighted 25%). The 2023 Incentive Plan allowed for the following add-backs related to revenue and Adjusted EBITDA: 1) Stock-based compensation, 2) currency adjusted to restate Euro-denominated revenue using plan current rates, 3) restructuring-related and other charges, 4) relocations or sign-on bonuses, 5) acquisition-related expenses or divestiture costs, 6) litigation settlements greater than $1 million, and 7) other non-ordinary events in accordance with the Company's policies. We continued to use revenue and Adjusted EBITDA to provide incentives for our employees to drive both revenue and earnings growth and make adjustments to exclude certain non-cash and other expenses that are not indicative of our core operating results. We also added individual performance goals which were generally aligned to the strategic capabilities and business goals necessary to position the company for the future. The 2023 Incentive Plan funded based on our actual achievement against each metric set forth below:

Metric	Weighting	Threshold Goal	Target Goal	Maximum Goal	Actual Achievement
Revenue	55%	$377.2 million	$390.5 million	$403.8 million	$315.7 million
Adjusted EBITDA	20%	($2.6 million)	($1.6 million)	$0.4 million	($37.8 million)
Individual Performance	25%	0%	100%	100%	80%-100%

The Compensation Committee reserved the right to increase, decrease, or eliminate any incentive payment that may be payable under the 2023 Incentive Plan, based on the factors it deemed relevant.

2023 Incentive Plan Achievement

Our 2023 results were revenue of $315.7 million (resulting in a percentage achievement of 0%) and Adjusted EBITDA was a negative $37.8 million (resulting in a percentage achievement of 0%). Accordingly, the 2023 Incentive Plan funded at an aggregate weighted payout percentage of 0% of target and our eligible executive officers, including our eligible NEOs, received payment under the 2023 Incentive Plan at 25% of target levels based on individual performance goals, which were determined to be achieved at target for most of the NEOs. The actual amount of each eligible NEO’s payment under the 2023 Incentive Plan is also set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table beginning on page 62.

Long-Term Incentive Compensation - Annual Equity Grants

We believe long-term incentive compensation is an effective means of focusing our executive officers, including the NEOs, on driving improved financial performance and increased stockholder value over a multi-year period, provides a meaningful reward for long-term value creation, and motivates them to remain employed with us.

This approach aligns the contributions of our executive officers with the long-term interests of our stockholders and allows them to participate in any future appreciation in our common stock.

In 2023, we determined long-term incentive compensation for Messrs. Shabshab, Parr, and Somer and Dr. Glezer as well as Ms. Caltrider as part of our annual compensation review and after considering a competitive market analysis, the recommendations of the Chief Executive Officer, the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, our Company performance and their contributions towards achieving performance, and the other factors described above. We did not benchmark long-term incentive compensation to any specific percentile.

In 2023, we determined the long-term incentive compensation opportunities for Mr. Smith through arms-length negotiations in connection with his hiring after considering a competitive market analysis and the amounts and terms that they believed were necessary to recruit him to our Company.

In February 2023, the Compensation Committee approved equity awards to our NEOs in the form of RSUs in the following amounts and on the following terms effective as of March 1, 2023, although Mr. Smith's awards were effective as of his first date of employment, November 10, 2023:

	RSUs
Name	Time-based	Performance-based(1)	Total Target Number of Shares Subject to RSUs	Equity Awards (Aggregate Grant Date Fair Value) ($)
Kevin R.M. Smith	85,000	85,000	170,000	$824,500
Michael Sergesketter	—	—	—	$—
Stanislav Glezer	28,079	28,079	56,158	$879,996
Jason Somer	14,039	14,039	28,078	$439,982
Nabil Shabshab	70,197	70,197	140,394	$2,199,974
Kristin Caltrider	28,079	28,079	56,158	$879,996
George Parr	28,079	28,079	56,158	$879,996
Bart Sanford	—	—	—	$—

(1)
This column represents the performance-based RSUs granted at target levels of performance.

Each time-based award vests as to 1/3rd of the total number of RSUs on the first anniversary of the vesting commencement date and 1/3rd of the total number of RSUs annually thereafter same day of the year as the vesting commencement date, subject to the NEO’s continued service with us. The vesting commencement date is typically March 1st.

The performance-based awards are separated into three substantially equal tranches and are earned based on our achievement against revenue targets for 2023, 2024, and 2025, respectively, and each tranche vests following the end of each performance period on March 1, subject to the NEO’s continued service with us on the applicable vesting date. If, prior to the end of any performance period, there is a “change in control” (as defined in the 2023 Plan), then shares corresponding to that performance period are achieved at target and will vest as of immediately prior to such change in control.

The performance-based awards are earned based on our achievement of revenue for the performance period that applies to each tranche. The revenue performance measure has a sliding scale so each NEO may achieve from 0% to 200% of the target award amount. The achievement percentage for the performance-based awards is determined using a linear interpolation if actual results are greater than the minimum amount but less than the maximum amount.

The selection of revenue as the performance measure for these performance-based equity awards also represented a change from the design of our performance-based equity awards in prior years, which used Adjusted Operating Income as the relevant performance measure. As a part of our strategic focus on evolving the Company from a home medical equipment provider with product development capabilities to a medical device company in respiratory care with home medical equipment operations in the United States, we have been transforming the commercial organization to grow our business with a higher level of productivity and efficiency in our direct-to-consumer efforts. Accordingly, the Compensation Committee determined that the use of revenue as the performance measure for the 2023 performance-based equity awards would incentivize our executive officers to drive the growth of our medical device business and thus more closely aligned with our strategic objective of transforming the Company.

The following table shows the 2023 actual payout level for the first and second tranches of these performance-based awards granted to our NEOs in March 2023 and 2022, based on achievement of 2023 revenue.

Grant Date	Revenue Threshold	Revenue Target	Revenue Maximum	Revenue Actual
3/1/2022 (Second Tranche)	$377.2 million	$414.9 million	$452.6 million	$315.7 million
Vesting Percentage (Second Tranche)	0.0%	100.0%	200.0%	0.0%
3/1/2023 (First Tranche)	$377.2 million	$395.0 million	$414.8 million	$315.7 million
Vesting Percentage (First Tranche)	0.0%	100.0%	200.0%	0.0%

The revenue targets for the second and third performance periods of these performance-based awards, or 2024 and 2025, respectively, are based on revenue growth percentage of 5%. Revenue growth for the second performance period is based on the Company’s growth from 2023 to 2024, and revenue growth for the third performance period is based on the Company’s growth in revenue from 2024 to 2025.

We previously granted performance-based equity award to Mr. Shabshab in March 2021. This equity award is separated into three substantially equal tranches that vest based on our achievement against performance goals related to Adjusted Operating Income for the year the award was granted and each of the following two years. For the tranche based on achievement of Adjusted Operating Income (Loss) in 2022, the number of shares covered by the tranche is discussed below.

The following table shows the 2023 actual achievement of 2023 Adjusted Operating Income (Loss) for the third tranche of the performance-based award granted to Mr. Shabshab in March 2021. Adjusted Operating Income (Loss) was below the minimum threshold level of achievement for this tranche of this equity award and none of the shares covered by this tranche were earned or vested. Mr. Shabshab's award was cancelled effective November 10, 2023.

Grant Date	Adjusted Operating Income (Loss) Threshold	Adjusted Operating Income (Loss) Target	Adjusted Operating Income (Loss) Maximum	Adjusted Operating Income (Loss) Actual
3/1/2021 (Third Tranche)	($80.5 million)	($74.1 million)	($70.8 million)	($101.9 million)
Vesting Percentage (Third Tranche)	0.0%	100.0%	150.0%	0.0%

Retirement, Welfare and Health Benefits

Our executive officers are eligible to participate in our employee benefit programs on the same basis as our other full-time employees. We sponsor a 401(k) plan, which is intended to qualify for favorable tax treatment under Section 401(a) of the Code. All of our employees, including the NEOs, are eligible to participate on the first day of the month following the date of hire. The 401(k) plan includes a salary deferral arrangement under which participants may elect to defer up to 80% of their current eligible compensation not to exceed the statutorily prescribed limit and have their compensation deferral contributed to the 401(k) plan.

Our health and welfare benefits include medical, dental and vision benefits, long-term disability insurance, basic life insurance coverage, health savings accounts, and accidental death and dismemberment insurance. We design our employee benefits programs to be affordable and competitive in relation to the market, and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.

Perquisites and Other Personal Benefits

We do not provide perquisites or other personal benefits to our executive officers, including the NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

Under our employment agreement with Mr. Smith, we agreed to pay or reimburse certain relocation expenses that Mr. Smith may incur, up to a maximum amount of $100,000. In addition, we agreed to gross up these payments and reimbursements for any applicable taxes. If, prior to the anniversary of the first incurred expense subject to reimbursement, Mr. Smith’s employment is terminated by us for cause or he resigns without good reason (in each case as defined in the employment agreement), Mr. Smith will be required to repay to us a pro-rata portion of such payments or reimbursements and tax gross-up payments within 30 days of such termination or resignation.

Except as described above, during 2023, none of the NEOs received perquisites or other person benefits for such individual. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits for executive officers will be approved and subject to periodic review by the Compensation Committee.

Severance Payments

We paid certain compensation to NEOs who left the Company during 2023, including Mr. Shabshab, Mr. Parr and Mr. Sanford.

On November 22, 2023, Mr. Shabshab and the Company entered into a separation agreement and release related to the termination of Mr. Shabshab’s employment with the Company, effective November 10, 2023. The separation agreement provides that, subject to Mr. Shabshab’s execution of the separation agreement, the separation agreement becoming effective, and Mr. Shabshab’s continued compliance with the terms of the separation agreement, the Company will provide Mr. Shabshab with the severance benefits set forth in Mr. Shabshab’s Employment and Severance Agreement with the Company, dated January 22, 2021. The severance benefits include the payment of (a) all accrued obligations, including, among other things, unpaid base salary through the date of termination, (b) any unpaid annual bonus in respect to any completed fiscal year which has ended prior to the date of such termination, (c) continuation of payment of base salary for a period of 24 months, and (d) reimburse him for the premium payments he makes for COBRA coverage in an amount equal to the Company-paid portion for such benefits as of immediately before the date his employment terminates for a period of up to 24 months or taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law.

On July 27, 2023, the Company and Mr. Parr mutually determined that Mr. Parr would separate from the Company on or before July 31, 2023. On August 9, 2023, the Company executed a transition agreement and release with Mr. Parr, effective as of July 31, 2023. The transition agreement provides that subject to Mr. Parr executing the transition agreement and not revoking it during the revocation period and his fulfillment of all of the terms and conditions of the transition agreement, the Company will (a) continue to pay his base salary for a period of 12 months and (b) reimburse him for the premium payments he makes for COBRA coverage in an amount equal to the Company-paid portion for such benefits as of immediately before the date his employment terminates for a period of up to 12 months or taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law. Under the transition agreement Mr. Parr agrees that the consideration received represents settlement of all outstanding obligations owed to him, including any severance obligations under his employment agreement, and agrees to release the Company from all claims arising through the date of execution of the transition Agreement, except for obligations under the transition agreement or claims that cannot be released as a matter of law.

On February 6, 2023, the Company and Bart Sanford mutually determined that Mr. Sanford would separate from the Company on or before March 1, 2023. In connection with Mr. Sanford’s separation, Mr. Sanford and the Company entered into a transition agreement and release, dated February 10, 2023, whereby Mr. Sanford agreed to provide transition services to the Company in his current role until, at the latest, March 1, 2023. The transition agreement provides that during the period Mr. Sanford provides these transition services, he will continue to receive his current base salary, receive employment benefits pursuant to the Company’s benefit plans as in effect, and vest in his Company equity awards according to their terms. The transition agreement also provides that subject to Mr. Sanford’s execution of the transition agreement and his timely execution of the supplemental release agreement attached to the transition agreement following the termination of his employment with the Company, both agreements going into effect and his fulfillment of all of the terms and conditions of both agreements, the Company will (a) provide for the continuation of payments of his base salary for 12 months from the effective date of his separation and (b) pay for a portion of the premium payments for COBRA coverage equal to the Company-paid portion for such benefits as of immediately before the date his employment terminates for a period of up to 18 months or taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law. Under the transition agreement Mr. Sanford agrees that the consideration received represents settlement of all outstanding obligations owed to him, including any severance obligations under his employment agreement, and agrees to release the Company from all claims arising through the date of execution of the transition Agreement, except for obligations under the transition agreement or claims that cannot be released as a matter of law.

Other Compensation

We occasionally provide a new executive a sign-on bonus to attract them to our Company, especially in light of the compensation opportunities that the executive is forfeiting from a prior employer. We agreed to provide Mr. Smith a cash sign-on bonus in the amount of $1,700,000, which we agreed to pay in two equal installments with the first installment being paid on the second payroll date after November 10, 2023 and the second installment being paid approximately one year after November 10, 2023, subject to Mr. Smith’s continued employment with us through the date the second sign-on bonus installment is paid.

In addition, we paid Ms. Caltrider a cash sign-on bonus in the amount of $300,000 in March 2022. If, prior to the 2-year anniversary of the effective date of her employment agreement, her employment was terminated by us for “cause” or she resigned without “good reason” (as such terms are defined in her employment agreement), she was required to repay to us (within 30 days of the termination date) a pro-rata portion (based on the number of full months she is employed with us during the 24-month period commencing on the effective date of her employment agreement) of the net after tax amount of her sign-on bonus. Ms. Caltrider resigned effective as of September 29, 2023. Given the length of her transition time, we did not require her to payback the pro-rata share of her sign-on bonus.

Employment Agreements

In filling each of our executive officer positions, our Board and the Compensation Committee at the time of the executive officer’s appointment recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. Our Board and the Compensation Committee at the time of appointment were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.

On November 10, 2023, we entered into an employment and severance agreement with Mr. Smith, our President and Chief Executive officer. Mr. Smith’s employment under the employment agreement is at will and may be terminated at any time by us or by Mr. Smith. Pursuant to the employment agreement, Mr. Smith will receive an annual base salary of $700,000 and a target annual performance bonus opportunity of one hundred percent of his annual base salary. The employment agreement also provides for a cash sign-on bonus of $1,700,000. The sign-on bonus will be paid in two equal installments with the first installment being paid on the second payroll date after the effective date and the second installment being paid approximately one year after the effective date, subject to Mr. Smith’s continued employment with us through the date the second sign-on bonus installment is paid. The employment agreement further provides for the payment or reimbursement of certain relocation expenses that Mr. Smith may incur, up to a maximum amount of $100,000. In addition, we will gross up these payments and reimbursements for any applicable taxes. If, prior to the anniversary of the first incurred expense subject to reimbursement, Mr. Smith’s employment is terminated by us for cause or he resigns without good reason (in each case as defined in the employment agreement), Mr. Smith will be required to repay us a pro-rata portion of such payments or reimbursements and tax gross-up payments within 30 days of such termination or resignation.

Mr. Smith’s employment agreement also provides for equity awards of restricted stock units covering an aggregate of 170,000 shares of our common stock, comprised of (i) 85,000 time-based restricted stock units (“RSUs”) and (ii) 85,000 performance-based restricted stock units (“PSUs”). Subject to Mr. Smith’s continued service with us, one-third of the RSUs will vest annually over three years. Subject to Mr. Smith’s continued service with us, the PSUs will vest based on our achievement of specified performance goals for each of 2024 and 2025. The RSUs and PSUs are each subject to the terms and conditions of our 2023 Equity Incentive Plan and applicable award agreements. The employment agreement also provides that beginning in March 2024 and for each year thereafter in which Mr. Smith serves as our CEO, he will be eligible for annual equity awards, on the same terms and conditions as the annual equity awards made to our similarly situated executives and as approved by the Board or the Compensation Committee.

Effective February 8, 2021, we entered into an employment and severance agreement with Mr. Shabshab, our former President and Chief Executive Officer, whose employment with us ended effective November 10, 2023. Mr. Shabshab’s employment agreement, provided for an annual base salary of $650,000, a target annual bonus opportunity of 85% of his base salary (which may not be reduced below 85% of his base salary without his prior written consent), and a cash sign-on bonus of $1.7 million. If, prior to the 2-year anniversary of the effective date of the employment agreement, Mr. Shabshab’s employment was terminated by us for “cause” or he resigned without “good reason” (as such terms are defined in the employment agreement), he would have had to immediately repay us a pro-rata portion of the sign-on bonus within 30 days of such termination or resignation.

Mr. Shabshab’s employment agreement also provided for an equity award of restricted stock units (“RSUs”) covering shares of our common stock with an initial value of approximately $1.8 million. Subject to Mr. Shabshab’s continued service with us, 50% of the RSU Award vested after approximately one year, and the remaining 50% of the RSU Award vested in 1/8th quarterly installments over the following 2 years. In addition, the employment agreement provided for an equity award covering shares of our common stock with an initial value of approximately $2.0 million (the “2021 Annual Award”). 50% of the 2021 Annual Award was in the form of RSUs vesting on a time-based vesting schedule, and 50% of the 2021 Annual Award was in the form of performance-based RSUs (“PSUs”) vesting based on performance-based criteria. Subject to Mr. Shabshab’s continued service with us, 25% of the RSUs subject to the 2021 Annual Award vested after approximately one year, and the remaining 75% of the RSUs subject to the 2021 Annual Award vested in 1/12th quarterly installments over the following 3 years (through his termination date). The PSUs subject to the 2021 Annual Award were divided into 3 substantially equal tranches that vest based on the achievement of performance goals for 2021, 2022, and 2023, respectively, subject to Mr. Shabshab’s continued service with us. The new hire RSU Award and 2021 Annual Award each were subject to the terms and conditions of our 2014 Equity Incentive Plan and applicable award agreements. The employment agreement also provided that beginning in 2022 and for each year in which Mr. Shabshab served as our CEO, unless otherwise agreed to by Mr. Shabshab with prior written consent, he was eligible for annual equity awards with an initial value of not less than $2.0 million, on the terms and conditions approved by the Board or the Compensation Committee.

On September 5, 2023, we approved Mr. Sergesketter’s offer letter to serve as our interim Executive Vice President, Chief Financial Officer and Treasurer. Mr. Sergesketter previously served as our interim Executive Vice President, Chief Financial Officer and Treasurer from December 2021 until March 2022. The offer letter has an initial term of six months and automatically extends on a month-to-month basis thereafter and provides that Mr. Sergesketter is an at-will employee. The offer letter provides that Mr. Sergesketter’s base compensation shall be $40,000 per month in cash, that he shall be eligible to receive employment benefits pursuant to our benefit plans as in effect, and that upon satisfactorily completing the employment term and returning all company property, Mr. Sergesketter will be eligible to receive a $10,000 gross completion bonus in cash.

On March 1, 2022, we entered into an employment agreement with Ms. Caltrider, our former Executive Vice President, Chief Financial Officer and Treasurer, whose employment with us ended, effective September 29, 2023. Ms. Caltrider’s employment agreement provided for a base salary of $440,000, a target annual cash incentive opportunity of 60% of her base salary, and an equity award of 34,081 RSUs (which had an approximate grant value of $1,200,000 based on the time of determination of the award) that vested as to one-third of the total number of RSUs on the first anniversary of the grant date and as to 1/12th of the total number of RSUs quarterly thereafter subject to her continued service with us.

We have also entered into written employment agreements with each of our other current executive officers, Dr. Glezer and Mr. Somer, and each of our former executive officers, Mr. Parr and Mr. Sanford. Each of these agreements includes, among other things, base salary, annual bonus eligibility and potential equity awards, and was approved by our Board or the Compensation Committee.

Post-Employment Compensation

Having reasonable and competitive post-employment compensation arrangements in place is essential to attracting and retaining highly qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave us under certain circumstances to facilitate their transition to new employment as well as to encourage such employees to ease any transition that may be required in the context of a change in control. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

We do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. However, we believe these arrangements are necessary to offer compensation packages that are competitive.

These arrangements align the interests of management and stockholders when considering the long-term future for the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing corporate transaction activity in the best interests of stockholders regardless of whether those transactions may cause their own job loss.

Under their employment agreements, Mr. Smith, Dr. Glezer and Mr. Somer are eligible for severance and change of control benefits upon certain qualifying terminations of their employment. Mr. Shabshab, Ms. Caltrider, Mr. Parr and Mr. Sanford were eligible for severance and change of control benefits upon certain qualifying terminations of their employment.

In addition, the 2014 Plan and 2023 Plan provide all employees, including our NEOs with the certain vesting acceleration benefits: in the event of an “involuntary termination” (as defined in the 2014 Plan) on or within twelve (12) months following a “change in control” (as defined in the 2014 Plan), as discussed below in the “Potential Payments Upon Termination or Upon Change in Control” section.

For the performance-based awards under the 2014 Plan, if, prior to the end of any performance period, there is a “change in control”, then shares corresponding to that performance period are achieved at target and will vest as of immediately prior to such change in control.

Except for the performance-based awards, all payments and benefits if a change-in-control occurs are payable only if there is a subsequent qualifying loss of employment by an executive officer (a so-called “double-trigger” arrangement). We use this double-trigger arrangement to protect against losing retention power following a change in control of the Company and to avoid windfalls to the executives, both of which could occur if vesting accelerated automatically because of the transaction.

For information on the potential payments and benefits payable under these agreements, the 2014 Plan and the 2023 Plan and an estimate of these potential payments and benefits as of the end of fiscal 2023, see “Potential Payments Upon Termination or Upon Change in Control” section below.

Other Compensation Policies and Practices

Clawback Policy

Effective as of October 2, 2023, we adopted a Clawback Policy to comply with the mandatory recovery of erroneously paid compensation rules of the Nasdaq Stock Market, which supersedes our existing Compensation Recoupment Policy. The Clawback Policy, which is administered by our Compensation Committee, applies to our current and former executive officers. Under the Clawback Policy, if we are required to prepare an accounting restatement to correct our material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (collectively, a “Restatement”), we are obligated to recover erroneously awarded incentive-based compensation received from us by the executive officers. Incentive-based compensation includes any compensation that is granted, earned or vested based in whole or in part on the attainment of a financial reporting measure. Erroneously awarded incentive-based compensation is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on an applicable Restatement.

Equity Ownership Guidelines

We maintain equity ownership guidelines to further align interests of directors and executives with those of our stockholders. Each of our directors who receive compensation from us and each of our NEOs shall comply with the minimum ownership levels and timing of compliance outlined in the equity ownership guidelines. The following are the current guideline levels:

•
Non-employee director: 3x the annual cash retainer for Board service
•
CEO: 5x his/her annual base salary
•
Executive Vice Presidents: 3x his/her annual base salary

If a director who receives compensation from us or NEO fails to reach, or falls below, the minimum ownership level set forth in the equity ownership guidelines, he or she may be required to retain 100% of any net shares derived from vested awards under our equity incentive plans until his or her minimum ownership level is met or, if necessary, to retain the minimum ownership level.

The individuals subject to these guidelines will have until the later of the fifth anniversary of the effective date of the guidelines or, if applicable, five years after the date the covered individual is appointed or elected, as applicable, to his or her position to comply with the minimum stock ownership requirement.

Policy Prohibiting Insider Trading, Hedging, Short Sales or Pledging of Our Equity Securities

Subject to certain limited exceptions contained in our insider trading compliance policy, our insider trading compliance policy prohibits all our employees, including our executive officers, and the members of our Board from (i) directly or indirectly engaging in any transaction involving our securities while aware of material nonpublic information relating to us, (ii) engaging in transactions involving the securities of any other company while aware of material nonpublic information about that company, (iii) disclosing material nonpublic information concerning us or any other company to friends, family members or any other person or entity not authorized to receive such information where such person or entity may benefit by trading on the basis of such information, (iv) engaging in derivative securities transactions, including hedging, regarding our common stock, (v) engaging in short sales of our securities, and (vi) pledging our securities as collateral or holding our securities in a margin account.

Accounting Considerations

Accounting for Stock-Based Compensation

We follow the FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may realize no value from their awards.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and Inogen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Respectfully submitted by the members of the Compensation Committee of the Board:

Mary Kay Ladone (Chairperson)

Heather Rider

Elizabeth Mora

The Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing by Inogen under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Inogen specifically incorporates the Compensation Committee Report by reference therein.

Compensation Risk Assessment

Our management team and our Compensation Committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation programs, policies and practices for all employees, including our NEOs. Our management team and our Compensation Committee review our employee compensation plans and arrangements in which our employees (including our NEOs) participate to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. Based on our review, we have concluded that any potential risks arising from our employee compensation programs, policies and practices, including our executive compensation program, are not reasonably likely to have a material adverse effect on the Company.

2023 Summary Compensation Table

The following table, footnotes, and narrative provide information regarding the compensation awarded to, or earned by, our executive officers, including each of our NEOs, during 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total Compensation
Kevin R.M. Smith,	2023	$107,692		$850,000		$824,500	(3)	$—	$14,056	(4)	$1,796,248
Chief Executive Officer and President, Director

Michael Sergesketter,	2023	$155,077	(5)	$—		$—		$—	$—		$155,077
Executive Vice President, Finance and Chief Financial Officer	2022	$217,527	(5)	$10,000	(6)	$—		$—	$—		$227,527
	2021	$27,692	(5)	$—		$—		$—	$—		$27,692

Stanislav Glezer,	2023	$492,577		$—		$879,996	(7)	$72,721	$10,061	(4)	$1,455,355
Executive Vice President, Chief Technology Officer	2022	$468,423		$—		$1,966,950	(8)	$98,369	$9,009	(4)	$2,542,751
	2021	$233,846	(9)	$200,000	(10)	$799,985	(11)	$194,454	$—		$1,428,285

Jason Somer,	2023	$346,327		$—		$439,982	(12)	$42,627	$12,077	(4)	$841,013
Executive Vice President, General Counsel and Corporate Secretary	2022	$341,846		$—		$852,972	(13)	$59,823	$8,252	(4)	$1,262,893

Nabil Shabshab,	2023	$678,462	(14)	$—		$2,199,974	(15)	$—	$1,407,537	(16)	$4,285,973
Former Chief Executive Officer and President, Director	2022	$692,115		$—		$5,323,950	(17)	$242,240	$8,646	(4)	$6,266,951
	2021	$587,500	(18)	$1,700,000	(10)	$3,799,935	(19)	$848,938	$100,000	(20)	$7,036,373

Kristin Caltrider,	2023	$355,526	(21)	$—		$879,996	(7)	$—	$3,149	(4)	$1,238,671
Former Executive Vice President, Finance and Chief Financial Officer	2022	$346,923	(22)	$300,000	(10)	$1,493,977	(23)	$72,854	$2,708	(4)	$2,216,462

George Parr,	2023	$328,615	(24)	$—		$879,996	(7)	$—	$488,944	(25)	$1,697,555
Former Executive Vice President, Chief Commercial Officer	2022	$476,846		$—		$1,716,965	(26)	$100,138	$28,878	(27)	$2,322,827
	2021	$336,154	(28)	$110,000	(10)	$1,199,979	(29)	$342,877	$10,914	(30)	$1,999,924

Bart Sanford,	2023	$101,349		$—		$—		$—	$383,635	(31)	$484,984
Former Executive Vice President, Operations

(1)
The amounts reported in the Stock Awards column represent the aggregate grant date fair value of time-based RSUs and performance-based RSUs granted under our Plan to our applicable NEOs calculated in accordance with FASB ASC Topic 718. The grant date fair value of time-based RSUs is determined using the fair value of our common stock on the date of grant, and the grant date fair value of performance-based RSUs is calculated based on the fair value of our common stock on the date of grant and probable outcome of the performance measures for applicable performance period as of the date on which the performance-based RSUs are granted. This estimated fair value for performance-based RSUs is different from (and lower than) the maximum value of performance-based RSUs set forth below. These amounts do not necessarily correspond to the actual value recognized by our NEOs. For a discussion of valuation assumptions, see the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 1, 2024.
(2)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent amounts earned by our applicable NEOs under and payable under the 2023 Incentive Plan, which were paid in the subsequent fiscal year.
(3)
Includes the grant date value of $3,948,946 for time-based RSUs and probable value of $1,374,986 for performance-based RSUs. As of the grant date, the value of the maximum potential payout for such performance-based RSUs was $2,749,971.
(4)
In the case of each NEO (other than Mr. Shabshab, Mr. Parr and Mr. Sergesketter), reflects the matching contributions made by the Company to the Company’s 401(k) plan paid on behalf of the executive by the Company.
(5)
The salary for Mr. Sergesketter for 2021 and 2022 reflects a start date of December 13, 2021 and a base salary of $40,000 per month. The salary for Mr. Sergesketter for 2023 reflects a start date of September 11, 2023 and a base salary of $40,000 per month.
(6)
Reflects a completion bonus in accordance with Mr. Sergesketter's offer letter dated December 13, 2021.
(7)
Includes the grant date value of $439,998 for time-based RSUs and probable value of $439,998 for performance-based RSUs. As of the grant date, the value of the maximum potential payout for such performance-based RSUs was $879,996.
(8)
Includes the grant date value of $1,566,964 for time-based RSUs and probable value of $399,986 for performance-based RSUs. As of the grant date, the value of the maximum potential payout for such performance-based RSUs was $799,971.
(9)
The salary for Dr. Glezer for 2021 reflects a start date of June 21, 2021 with a base salary of $415,000 for his role as Chief Medical Officer through October 10, 2021 and a promotion to Chief Technology Officer with a base salary of $460,000, effective October 11, 2021.
(10)
Reflects a sign-on bonus in accordance with Mr. Shabshab’s, Ms. Caltrider's, Mr. Parr’s, and Dr. Glezer’s respective employment agreements.
(11)
Includes the grant date value of $799,985 for time-based RSUs.

(12)
Includes the grant date value of $219,991 for time-based RSUs and probable value of $219,991 for performance-based RSUs. As of the grant date, the value of the maximum potential payout for such performance-based RSUs was $439,982.
(13)
Includes the grant date value of $652,979 for time-based RSUs and probable value of $199,993 for performance-based RSUs. As of the grant date, the value of the maximum potential payout for such performance-based RSUs was $399,986.
(14)
The salary for Mr. Shabshab for 2023 was based on his current salary until November 10, 2023 in accordance with the transition agreement and release with Mr. Shabshab.
(15)
Includes the grant date value of $1,099,987 for time-based RSUs and probable value of $1,099,987 for performance-based RSUs. As of the grant date, the value of the maximum potential payout for such performance-based RSUs was $2,199,973.
(16)
Reflects salary continuation payments for 24 months from Mr. Shabshab’s effective date of separation of November 10, 2023 in accordance with Mr. Shabshab's transition agreement, which will be paid in 2024 and 2025, and $7,537 of matching contributions made by the Company to the Company’s 401(k) savings plan.
(17)
Includes the grant date value of $2,799,947 for time-based RSUs and probable value of $999,988 for performance-based RSUs. As of the grant date, the value of the maximum potential payout for such performance-based RSUs was $1,499,983.
(18)
The salary for Mr. Shabshab for 2021 reflects a start date of February 8, 2021 and a base salary of $650,000.
(19)
Includes the grant date value of $2,799,947 for time-based RSUs and probable value of $999,988 for performance-based RSUs. As of the grant date, the value of the maximum potential payout for such performance-based RSUs was $1,499,983.
(20)
Reflects a $100,000 lump sum payment for moving expenses, in accordance with Mr. Shabshab’s employment agreement.
(21)
The salary for Ms. Caltrider for 2023 was based on her salary until September 29, 2023
(22)
The salary for Ms. Caltrider for 2022 reflects a start date of March 21, 2022 and a base salary of $440,000.
(23)
Includes the grant date value of $1,493,977 for time-based RSUs.
(24)
The salary for Mr. Parr for 2023 was based on his current salary until July 27, 2023 in accordance with the transition agreement and release with Mr. Parr.
(25)
Reflects salary continuation payments for 12 months from Mr. Parr’s effective date of separation of July 27, 2023 in accordance with Mr. Parr's transition agreement, a portion of which has been paid or will be paid in 2024, and $8,944 of matching contributions made by the Company to the Company’s 401(k) savings plan.
(26)
Includes the grant date value of $1,316,979 for time-based RSUs and probable value of $399,986 for performance-based RSUs. As of the grant date, the value of the maximum potential payout for such performance-based RSUs was $799,971.
(27)
Reflects $19,824 of reimbursement of relocation expenses, in accordance with his employment agreement, and $9,054 of matching contributions made by the Company to the Company’s 401(k) savings plan.
(28)
The salary for Mr. Parr for 2021 reflects a start date of April 12, 2021 and a base salary of $480,000.
(29)
Includes the grant date value of $1,199,979 for time-based RSUs.
(30)
Reflects $9,022 of relocation tax gross-up, in accordance with Mr. Parr’s employment agreement, and $1,892 of matching contributions made by the Company to the Company’s 401(k) savings plan.
(31)
Reflects salary continuation payments for 12 months from Mr. Sanford’s effective date of separation of March 1, 2023 in accordance with Mr. Sanford's transition agreement, a portion of which has been paid or will be paid in 2024, and $3,635 of matching contributions made by the Company to the Company’s 401(k) savings plan.

Grants of Plan-Based Awards in 2023

The following table provides information regarding grants of plan-based awards to each of our NEOs during the fiscal year ended December 31, 2023. For more information, please refer to the section titled “Executive Compensation-Compensation Discussion and Analysis.”

	Grant	Compensation Committee Approval		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)		Estimated Future Payments Under Equity Incentive Plan Awards (#)(2)		All Stock Awards: Number of Units	Grant Date Fair Value of Stock
Name	Date	Date		Target	Maximum	Target	Maximum	(#)(3)	Awards(4)
Kevin R.M. Smith	11/10/2023	11/10/2023		$—	$—	85,000	170,000		$510,000
	11/10/2023	11/10/2023						85,000	$510,000

Michael Sergesketter				$—	$—	—	—		$—

Stanislav Glezer	2/14/2023	2/14/2023		$282,000	$564,000	—	—
	2/28/2023	2/14/2023				28,079	56,158		$439,998
	2/28/2023	2/14/2023						28,079	$439,998

Jason Somer	2/14/2023	2/14/2023		$172,500	$345,000	—	—
	2/28/2023	2/14/2023				14,039	28,078		$219,991
	2/28/2023	2/14/2023						14,039	$219,991

Nabil Shabshab	2/14/2023	2/14/2023		$700,000	$1,400,000	—	—
	2/28/2023	2/14/2023	(5)			70,197	140,394		$1,099,987
	2/28/2023	2/14/2023	(5)					70,197	$1,099,987

Kristin Caltrider	2/14/2023	2/14/2023		$264,000	$528,000	—	—
	2/28/2023	2/14/2023	(5)			28,079	56,158		$439,998
	2/28/2023	2/14/2023	(5)					28,079	$439,998

George Parr	2/14/2023	2/14/2023		$288,000	$576,000	—	—
	2/28/2023	2/14/2023	(5)			28,079	56,158		$439,998
	2/28/2023	2/14/2023	(5)					28,079	$439,998

Bart Sanford				$—	$—	—	—		$—

(1)
This column represents awards granted under our 2023 Incentive Plan. These columns show the awards that were possible at the target and maximum levels of performance. The actual amounts paid to our NEOs are set forth in the “Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the “Compensation Discussion and Analysis—Cash Incentive Compensation” section above.
(2)
This column represents awards of performance-based RSUs granted under our 2014 Plan, which are described in further detail above in the “Compensation Discussion and Analysis” and below in the “Outstanding Equity Awards at 2023 Fiscal Year-End” table. These columns show the awards that were possible at the target and maximum levels of performance.
(3)
This column represents awards of time-based RSUs granted under our 2014 Plan, which are described in further detail above in the “Compensation Discussion and Analysis” and below in the “Outstanding Equity Awards at 2023 Fiscal Year-End” table.
(4)
The amounts in this column represent the grant date fair market value of stock awards granted in fiscal 2023 and calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value recognized by our NEOs. For a discussion of valuation assumptions, see the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 1, 2024.
(5)
The then-unvested portion of this award was forfeited upon the termination of the NEO’s employment with us.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table presents certain information concerning equity awards held by our NEOs, as of December 31, 2023. None of our NEOs held any stock option awards as of December 31, 2023.

			Stock Awards
Name		Grant Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Kevin R.M. Smith		11/10/2023	85,000	(2)	$466,650	—		—
		11/10/2023				85,000	(3)	$466,650

Michael Sergesketter	(4)	—	—		—	—		—

Stanislav Glezer		8/9/2021	5,380	(5)	$29,536	—		—
		3/1/2022	3,787	(6)	$20,791	—		—
		3/1/2022	7,573	(7)	$41,576	—		—
		3/1/2022	—	(8)		7,573	(8)	$41,576
		5/10/2022	32,638	(9)	$179,183	—		—
		2/28/2023	28,079	(10)	154,154
		2/28/2023	—	(11)		28,079	(11)	$154,154

Jason Somer		8/9/2021	4,035	(5)	$22,152	—		—
		3/1/2022	3,787	(7)	$20,791	—		—
		3/1/2022	—	(8)		3,787	(8)	$20,791
		5/10/2022	19,276	(9)	$105,825	—		—
		2/28/2023	14,039	(10)	$77,074	—		—
		2/28/2023	—	(11)		14,039	(11)	$77,074

Nabil Shabshab		—	—		—	—		—

Kristin Caltrider		—	—		—	—		—

George Parr		—	—		—	—		—

Bart Sanford		—	—		—	—		—

(1)
The market value of unvested shares is calculated by multiplying the number of unvested shares held by the applicable NEO by the closing price of our common stock on December 29, 2023 (the last trading day of 2023), which was $5.49 per share.
(2)
These amounts represent awards of time-based RSUs granted under our 2023 Plan. The time-based RSUs vest over three years, 1/3rd of the restricted stock units shall vest on the first anniversary of the Vesting Commencement Date, and 1/3rd of the restricted stock units shall vest every year thereafter on the same day of the year as the Vesting Commencement Date. The vesting commencement date for these awards is December 1, 2023.
(3)
This is an award of performance-based RSUs granted under our 2023 Plan. The number of RSUs in the “Unearned Shares, Units or Other Rights That Have Not Vested” column represents 100% of the tranche 2 and tranche 3 of the award of performance-based RSUs. In accordance with the terms of the award, the Compensation Committee will assess the performance conditions related to tranche 2 and tranche 3 following the 2024 and 2025, respectively, fiscal years.
(4)
Mr. Sergesketter’s offer letter did not include equity grants during his term as Interim Chief Financial Officer, and Mr. Sergesketter did not receive any equity grants during his employment with us.
(5)
This is an award of time-based RSUs granted under our 2014 Plan. The time-based RSUs vest over four years, with 25% vesting one year after the vesting commencement date and the remainder vesting quarterly thereafter. The vesting commencement date for these awards is June 1, 2021.
(6)
These amounts represent awards of time-based RSUs granted under our 2014 Plan. The time-based RSUs vest over three years, 1/3rd of the restricted stock units shall vest on the first anniversary of the Vesting Commencement Date, and 1/3rd of the restricted stock units shall vest every year thereafter on the same day of the year as the Vesting Commencement Date. The vesting commencement date for these awards is December 1, 2021.
(7)
These amounts represent awards of time-based RSUs granted under our 2014 Plan. The time-based RSUs vest over three years, 1/3rd of the restricted stock units shall vest on the first anniversary of the Vesting Commencement Date, and 1/3rd of the restricted stock units shall vest every year thereafter on the same day of the year as the Vesting Commencement Date. The vesting commencement date for these awards is March 1, 2022.

(8)
This is an award of performance-based RSUs granted under our 2014 Plan. The number of RSUs in the “Unearned Shares, Units or Other Rights That Have Not Vested” column represents 100% of tranche 3 of the award of performance-based RSUs. In February 2024, our Compensation Committee determined that 0% of tranche 2 of the award of performance-based RSUs was earned based upon the achievement of the applicable performance goal in 2023. In accordance with the terms of the award, the Compensation Committee will assess the performance conditions related to tranche 3 following the 2024 fiscal year.
(9)
This is an award of time-based RSUs granted under our 2014 Plan. The time-based RSUs vest one hundred percent (100%) on May 1, 2024. The vesting commencement date for these awards is May 10, 2022.
(10)
These amounts represent awards of time-based RSUs granted under our 2014 Plan. The time-based RSUs vest over three years, 1/3rd of the restricted stock units shall vest on the first anniversary of the Vesting Commencement Date, and 1/3rd of the restricted stock units shall vest every year thereafter on the same day of the year as the Vesting Commencement Date. The vesting commencement date for these awards is March 1, 2023.
(11)
This is an award of performance-based RSUs granted under our 2014 Plan. The number of RSUs in the “Unearned Shares, Units or Other Rights That Have Not Vested” column represents 100% of tranche 2 and 100% of tranche 3 of the award of performance-based RSUs. In February 2024, our Compensation Committee determined that 0% of tranche 1 of the award of performance-based RSUs was earned based upon the achievement of the applicable performance goal in 2023. In accordance with the terms of the award, the Compensation Committee will assess the performance conditions related to tranche 2 following the 2024 fiscal year. Please see the “Compensation Discussion and Analysis” for a further discussion on the 2023 performance-based RSUs and how and when the related performance goals are established.

Option Exercises and Stock Awards Vesting During Fiscal 2023

The following table sets forth the number of shares acquired on vesting and the value realized on vesting of stock awards held by each of the NEOs during the fiscal year ended December 31, 2023. None of our NEOs exercised any stock options during the fiscal year ended December 31, 2023.

	Stock Awards
	Number of shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)(1)
Kevin R.M. Smith	—	—
Michael Sergesketter	—	—
Stanislav Glezer	12,920	$145,015
Jason Somer	5,334	68,928
Nabil Shabshab	31,883	442,400
Kristin Caltrider	11,360	176,762
George Parr	8,311	123,475
Bart Sanford	3,741	58,210

(1)
Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NASDAQ of a share of common stock on the vesting date, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock that vested.

Potential Payments Upon Termination or Upon Change in Control

The executive employment agreements we entered into with our current NEOs provide for the severance compensation described below. As described above in the “Severance Payments” section above, we paid certain compensation to NEOs who left the Company during 2023, including Mr. Shabshab, Mr. Parr and Mr. Sanford. Of NEOs who left the Company during 2023, Mr. Shabshab is the only NEO to have a triggering event that is described in the table below.

Offer Letter with Michael Sergesketter

On September 5, 2023, we approved Mr. Sergesketter’s offer letter to serve as our interim Executive Vice President, Chief Financial Officer and Treasurer, effective September 11, 2023. The offer letter has an initial term of six months and automatically extends on a month-to-month basis thereafter and provides that Mr. Sergesketter is an at-will employee. The offer letter provides that Mr. Sergesketter’s base compensation shall be $40,000 per month in cash, that he shall be eligible to receive employment benefits pursuant to our benefit plans as in effect, and that upon satisfactorily completing the employment term and returning all company property, Mr. Sergesketter will be eligible to receive a $10,000 gross completion bonus in cash.

Mr. Sergesketter tendered his resignation as an officer effective upon the date Michael Bourque commenced employment and continued to assist with transition services.

Employment Agreements with Kevin R.M. Smith, Stanislav Glezer and Jason Somer

We entered into (i) an employment agreement with Kevin R.M. Smith, our Chief Executive Officer, effective November 10, 2023, (ii) an amended and restated employment agreement with Stanislav Glezer, our Executive Vice President, Chief Technology Officer, effective October 11, 2021 and (ii) an employment agreement with Jason Somer, our Executive Vice President, General Counsel and Corporate Secretary, effective June 12, 2021.

Each agreement provides that if the applicable NEO’s employment is terminated without “cause” (excluding by reason of death or disability) or the NEO resigns for “good reason” (as such terms are defined in the employment agreement) outside of the period beginning 3 months before a change in control (as defined in the employment agreement) and ending 12 months after a change in control (the “Change in Control Period”), such NEO will be eligible to receive the following benefits if he timely signs and does not revoke a release of claims and continues to comply with certain covenants in the employment agreement and his at-will employment, confidential information, invention assignment, and arbitration agreement with the Company:

•
Continued payment of his base salary (the “NEO Severance Payments”) for a period of 12 months (or in the case of Mr. Smith, 24 months); and
•
Throughout the period during which he would be able to obtain COBRA coverage, the NEO and his eligible dependents will only be required to pay the portion of the costs of medical benefits as he was required to pay as of the date of his termination, or he will receive taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law (the “NEO COBRA Benefits”).

If, during the Change of Control Period, the NEO’s employment is terminated without cause (excluding by reason of death or disability) or he or she resigns for good reason, he or she will be eligible to receive (i) the NEO Severance Payments for a period of 24 months following his termination (or in the case of Mr. Smith, payment will be made in a lump sum) and (ii) the NEO COBRA Benefits.

In the event any of the amounts provided for under an employment agreement or otherwise payable to the NEO would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the NEO would be entitled to receive either full payment of benefits under the employment agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO. None of the aforementioned employment agreements require us to provide any tax gross-up payments.

Equity Incentive Plans

The 2014 Plan and 2023 Plan provide all employees, including our NEOs, with the following vesting acceleration benefits: in the event of an “involuntary termination” (as defined in the applicable plan) on or within 12 months following a “change in control” (as defined in the applicable plan), the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on RSAs and RSUs will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Outstanding Performance-based Equity Awards Granted to the NEOs

Under the terms of the outstanding performance-based awards held by the NEOs, if, prior to the end of any performance period, there is a “change in control” (as defined in the 2014 Plan), then the target number of shares corresponding to that performance period will vest as of immediately prior to such change in control.

The special retention awards granted to Mr. Glezer and Mr. Somer in May 2022 will fully vest immediately before a “change in control” (as defined in the 2014 Plan).

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described below, assuming that the triggering event took place on December 31, 2023, the last day of our fiscal year.

	Death or Disability	Change in Control	Termination Without Cause or Resignation for Good Reason Not in connection with a Change in Control	Termination Without Cause or Resignation for Good Reason in connection with a Change in Control
Name	($)	($)	($)	($)(1)
Kevin R.M. Smith
Severance payment	—	—	1,400,000	1,400,000
Continued health coverage	—	—	56,800	56,800
Accelerated vesting(2)	—	466,650	—	466,650

Stanislav Glezer
Severance payment	—	—	505,000	1,010,000
Continued health coverage	—	—	—	—
Accelerated vesting(2)	—	374,912	—	246,056

Jason Somer
Severance payment	—	—	345,000	690,000
Continued health coverage	—	—	28,400	28,400
Accelerated vesting(2)	—	203,690	—	120,017

Nabil Shabshab
Severance payment	—	—	1,400,000	—
Continued health coverage	—	—	38,800	—
Accelerated vesting(2)	—	—	—	—

(1)
For purposes of the severance payments and continued health coverage benefit under the NEOs’ employment agreements, a qualifying termination of employment is considered “in connection with a change in control” if such termination occurs within the period commencing 3 months before and ending 12 months after a “change of control (as defined in the NEO’s employment agreement). For purposes of the accelerated vesting under the 2014 Plan and 2023 Plan, a qualifying termination of employment is considered “in connection with a “change in control” if such termination occurs on or within 12 months after a change in control (as defined in the applicable plan).
(2)
For purposes of valuing accelerated vesting, the values indicated in the table are calculated as the $5.49 closing price of a share of our common stock on December 29, 2023 (the last trading day of 2023), multiplied by the number of shares subject to the equity awards that are accelerated. Values indicated under the “Termination Without Cause or Resignation for Good Reason in connection with a Change in Control” column are in addition to the values indicated under the “Change in Control” column.

CEO Pay Ratio Disclosure

Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted rules requiring annual disclosure of the ratio of the median employee’s total annual compensation to our CEO’s total annual compensation. For purposes of determining our CEO’s total annual compensation, we elected to use the total annual compensation of Mr. Smith, who was serving as our CEO on the date used to determine the median employee. For our last completed fiscal year, which ended December 31, 2023:

•
The median employee’s total annual compensation was $77,252. The median employee was determined based on the assumptions stated below.
•
Mr. Smith’s total annual compensation was $1,796,248.
•
Based on the above, for 2023, the ratio of Mr. Smith’s total annual compensation to the median employee’s total annual compensation of all employees was approximately 23 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended (the “CEO Pay Ratio Disclosure Rule”).

For purposes of this year’s disclosure under the CEO Pay Ratio Disclosure Rule, we determined the median employee as of December 31, 2023, at which time we and our consolidated subsidiary had approximately 834 employees, 814 of whom were U.S. employees, and approximately 20 (or approximately 2.4% of our total employee population) of whom are located outside of the United States in the Netherlands and France. In accordance with the permitted methodology for determining the “median employee”, we excluded all non-U.S. employees from our calculations. We then compared the total annual cash compensation earned by these employees for 2023 to determine the median employee, annualizing the compensation of all full-time and part-time employees who started their employment with us in 2023 but did not work for us or our consolidated subsidiary for the entire year. Once we identified our median employee, we estimated such employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median employee total annual compensation disclosed above.

We determined Mr. Smith’s total annual compensation amount by taking the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this proxy.

Pay Versus Performance Information

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the newly required Pay Versus Performance disclosure provides an additional snapshot perspective on pay and performance alignment by evaluating the link between “Compensation Actually Paid,” defined by the SEC and referred to below as “CAP,” and various measures of market and financial performance. The following table shows the past three fiscal years’ total compensation for our NEOs (including our principal executive officer (“PEO”), also referred to herein as our “CEO”) as set forth in the Summary Compensation Table (“SCT”), the CAP paid to our other NEOs, the Company’s cumulative total shareholder return (“TSR”), the combined TSR of our selected peer group, our net income, and our revenue, which, in our assessment, represents our most important financial performance measure to link compensation actually paid to our NEOs for the most recently completed fiscal year.

									Value of Initial Fixed $100 Investment(2)
Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)	Summary Compensation Table Total for Third PEO(1)	Compensation Actually Paid to First PEO(1)(3)	Compensation Actually Paid to Second PEO(1)(3)	Compensation Actually Paid to Third PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Other NEOs(2)	Company Total Shareholder Return(4)	Peer Group Shareholder Return(5)	Net Loss (in thousands)	Revenue (in thousands)(6)
2023	$4,285,973	N/A	$1,796,249	$(1,361,607)	N/A	$1,730,055	$1,077,534	$(137,137)	$3.72	$98.85	$102,449	$315,660
2022	$6,266,951	N/A	N/A	$3,242,134	N/A	N/A	$2,042,824	$1,345,095	$13.37	$105.46	$83,772	$377,241
2021	$7,036,373	$224,134	N/A	$5,614,398	$(3,110,485)	N/A	$1,224,031	$601,092	$22.66	$138.78	$6,333	$358,003
2020	N/A	$2,528,984	N/A	N/A	$484,811	N/A	$870,791	$427,572	$29.83	$133.11	$5,829	$308,487

(1)
The First PEO is Nabil Shabshab, the Second PEO is Scott Wilkinson and the Third PEO is Kevin R.M. Smith.
(2)
The Non-PEO NEOs for each applicable year are:
a.
2023: Stanislav Glezer, Jason Somer, Michael Sergesketter, Kristin Caltrider, George Parr, and Bart Sanford.
b.
2022: Kristin Caltrider, George Parr, Stanislav Glezer, Jason Somer, and Michael Sergesketter.
c.
2021: Michael Sergesketter, George Parr, Stanislav Glezer, Bart Sanford, Alison Bauerlein, and Byron Myers.
d.
2020: Alison Bauerlein, Byron Myers, Arron Retterer, and Bart Sanford.
(3)
The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay Versus Performance table above. The following table details the applicable adjustments that were made to determine CAP (adjustments for pension or dividend payments are not covered, as Inogen does not have supplemental executive requirement plans and does not pay dividends on equity awards, and due to rounding, the calculated final value of the numbers shown in the following table may not equal the values reported above). For any tranche of a performance-based equity award with a performance period ending on the last day of a reported fiscal year, the entire tranche was treated as unvested and outstanding for purposes of the following table and Pay Versus Performance table above, since the portion of the tranche that was earned (if any) and the portion of the tranche that was forfeited (if any) were not determined until after the end of such fiscal year.
(4)
TSR is measured based on an initial fixed investment of $100 made in the Company’s common stock or the stock represented by the peer group (as applicable) (as applicable) on the market close on the last trading day before the earliest fiscal year in the table, assuming the reinvestment of any dividends.
(5)
The peer group is the S&P Healthcare Equipment and Supplies Index, which is the same peer group the Company uses for its Item 201(e) of Regulation S-K disclosure in our Annual Report on Form 10-K for the year ended December 31, 2023.
(6)
The Company-selected measure is GAAP revenue.

			Equity Awards
Year	Executives	SCT Total	Deduct Stock & Option Awards	Deduct Awards Forfeited Due to Failure to Achieve the Applicable Vesting Conditions	Add Year End Value of Unvested Equity Granted in the Year	Add Change in Value of Unvested Awards Granted in Prior Years	Add Change in Value of Vested Equity Award in Year	Add Change in Value of Vested Equity Granted in Prior Years
2023	First PEO	$4,285,973	$2,199,974	$3,261,591	$—	$—	$—	$(186,015)
	Third PEO	$1,796,249	$824,500	$—	$758,306	$—	$—	$—
	Other NEOs*	$1,077,534	$307,997	$(376,717)	$65,514	$(240,808)	$—	$(46,666)
2022	First PEO	$6,266,951	$5,323,950	$—	$2,885,206	$(533,657)	$—	$(52,417)
	Other NEOs*	$2,042,824	$1,206,173	$—	$638,363	$(97,139)	$(9,331)	$(23,448)
2021	First PEO	$7,036,373	$3,799,935	$—	$2,377,960	$—	$—	$—
	Second PEO	$224,134	$—	$3,191,803	$—	$—	$—	$(142,816)
	Other NEOs*	$1,224,031	$683,297	$277,236	$410,474	$(72,875)	$—	$(6)
2020	Second PEO	$2,528,984	$1,999,945	$467,826	$1,382,589	$(544,787)	$—	$(414,204)
	Other NEOs*	$870,791	$574,952	$97,052	$461,787	$(126,922)	$—	$(106,080)

* Presented on an averaged basis.

Relationship Between Compensation Actually Paid (CAP) and TSR, Net Loss, and Revenue

The graphs below show the relationship (i) between CAP and the Company’s TSR and between the Company’s TSR and our peer group’s TSR, (ii) between CAP and the Company’s net loss, and (iii) between CAP and revenue.

Inogen PEO / NEO CAP vs. Net Loss

Inogen PEO / NEO CAP vs. Revenue

Tabular List of Financial Performance Measures

The following lists the financial performance measures that we believe represents the most important financial performance measures used to link compensation actually paid to our NEOs for 2023 to Company performance:

Financial List of Performance Measures
Revenue
Adjusted EBITDA
Adjusted Operating Income

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	(a) Number of	(b) Weighted	(c) Number of
	securities to	average	securities remaining
	be issued	exercise price	available for future
	upon exercise	of outstanding	issuance under equity
	of outstanding	options,	compensation plans
	options,	warrants and	(excluding securities
Plan category	warrants and rights	rights (1)	reflected in column (a))
Equity compensation plans approved by security holders (2)(3)	1,513,092	$83.30	2,264,429
Equity compensation plans not approved by security holders	—	—	—
Total	1,513,092	$—	2,264,429

(1)
The weighted average exercise price is calculated based solely on outstanding stock options.
(2)
Includes the following plans: 2014 Plan, 2023 Plan and 2014 Employee Stock Purchase Plan (“ESPP”).
(3)
Our 2023 Plan had 1,713,834 shares available for issuance as of December 31, 2023. Our ESPP provides for annual increases in the number of shares available for sale under the ESPP on the first day of each fiscal year beginning in 2015, equal to the least of: (i) 179,069 shares; (ii) 1.5% of the outstanding shares of our common stock on the last day of our immediately preceding fiscal year; or (iii) such other amount as may be determined by the administrator. Our ESPP had 550,595 shares available for sale as of December 31, 2023. On January 1, 2024, the number of shares available for issuance under our ESPP increased by 179,069 shares, respectively, pursuant to these provisions. This increase is not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 8, 2024, the Record Date for the Annual Meeting, for:

•
each of our directors and nominees for director;
•
each of our NEOs;
•
all of our current directors and executive officers as a group; and
•
each person or group who we know beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 23,546,871 shares of our common stock outstanding as of April 8, 2024. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 8, 2024 or issuable pursuant to restricted stock units which are subject to vesting conditions expected to occur within 60 days of April 8, 2024 to be outstanding and to be beneficially owned by the person holding the stock option or restricted stock unit for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Inogen, Inc., 859 Ward Drive, Goleta, CA 93111.

	Number of	Percentage of
	shares	shares
	beneficially	beneficially
Name of beneficial owner	owned	owned
5% Stockholders:
BlackRock, Inc.(1)	2,240,324	9.51%
Camber Capital Management LP(2)	2,000,000	8.49%
Brown Capital Management, LLC(3)	1,358,072	5.77%
Vanguard Group, Inc.(4)	1,560,409	6.63%

Directors and executive officers, including our NEOs:
Kevin R.M. Smith (5)	—	*
Michael Bourque(6)	—	*
Stanislav Glezer(7)	43,222	*
Gregoire Ramade(8)	—	*
Jason Somer(9)	23,767	*
Elizabeth Mora (10)	26,697	*
Heather Rider (11)	47,718	*
Glenn Boehnlein(12)	24,402	*
Kevin King(13)	24,402	*
Mary Kay Ladone(14)	24,402	*
Thomas A. West(15)	18,806	*
Nabil Shabshab	—	*
Kristin Caltrider	—	*
George Parr	—	*
Michael Sergesketter	—	*
Kristen Miranda	—	*
All current directors and executive officers as a group (16 persons) (16)	233,416	*

* Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Based solely on the most recently available Schedule 13G/A filed with the SEC on January 24, 2024, BlackRock, Inc. has sole voting power as to 2,044,597 shares and sole dispositive power as to 2,240,324 shares. The shares reported as being beneficially held by BlackRock, Inc. may be held by one or more of the following subsidiaries: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. BlackRock, Inc. is a Delaware corporation and the address of BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.
(2)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 14, 2024, Camber Capital Management LP has shared voting power as to 2,000,000 shares and shared dispositive power as to 2,000,000 shares. Camber Capital Management LP is a Delaware corporation, and its address is 101 Huntington Avenue, Suite 2101 Boston, Massachusetts 02199.
(3)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 14, 2024, Brown Capital Management, LLC has sole voting power as to 527,055 shares and sole dispositive power as to 1,560,409 shares. Brown Capital Management, LLC is a Maryland limited liability company, and its address is 1201 N. Calvert Street Baltimore, Maryland 21202.
(4)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 13, 2024, Vanguard Group, Inc. has shared voting power as to 10,728 shares, sole dispositive power as to 1,339,239 shares, and shared dispositive power as to 18,833 shares. The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(5)
Kevin R.M. Smith was appointed Chief Executive Officer and President effective November 11, 2023. Excludes shares issuable upon vesting of time-based RSUs not vesting within 60 days of April 8, 2024.
(6)
Michael Bourque was appointed Executive Vice President, Chief Financial Officer effective March 4, 2024. Excludes shares issuable upon vesting of time-based RSUs not vesting within 60 days of April 8, 2024.
(7)
Consists of 9,815 shares held and 33,407 shares issuable upon vesting of time-based RSUs vesting within 60 days of April 8, 2024. Excludes shares issuable upon vesting of time-based RSUs not vesting within 60 days of April 8, 2024.
(8)
Gregoire Ramade was appointed Chief Commercial Officer effective January 2, 2024. Excludes shares issuable upon vesting of time-based RSUs not vesting within 60 days of April 8, 2024.
(9)
Consists of 3,914 shares held and 19,853 shares issuable upon vesting of time-based RSUs vesting within 60 days of April 8, 2024. Excludes shares issuable upon vesting of time-based RSUs not vesting within 60 days of April 8, 2024.
(10)
Consists of 9,603 shares held and 17,094 shares issuable upon vesting of time-based RSUs vesting within 60 days of April 8, 2024.
(11)
Consists of 20,624 shares held, options to purchase 10,000 shares of common stock that are exercisable within 60 days of April 8, 2024 and 17,094 shares issuable upon vesting of time-based RSUs vesting within 60 days of April 8, 2024. Also includes 2,000 shares held by Ms. Rider’s spouse.
(12)
Consists of 7,308 shares held and 17,094 shares issuable upon vesting of time-based RSUs vesting within 60 days of April 8, 2024.
(13)
Consists of 7,308 shares held and 17,094 shares issuable upon vesting of time-based RSUs vesting within 60 days of April 8, 2024.
(14)
Consists of 7,308 shares held and 17,094 shares issuable upon vesting of time-based RSUs vesting within 60 days of April 8, 2024.
(15)
Consists of 1,712 shares held and 17,094 shares issuable upon vesting of time-based RSUs vesting within 60 days of April 8, 2024.
(16)
Consists of 67,592 shares held, options to purchase 10,000 shares of common stock that are exercisable within 60 days of April 8, 2024 and 155,824 shares issuable upon vesting of time-based RSUs vesting within 60 days of April 8, 2024. Excludes shares issuable upon vesting of time-based RSUs not vesting within 60 days of April 8, 2024.

RELATED PERSON TRANSACTIONS

We have adopted a formal written policy providing that our Audit Committee will be responsible for reviewing “related party transactions,” which are transactions (i) in which we are or will be a participant, (ii) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and (iii) in which a related person has or will have a direct or indirect interest. For purposes of this policy, a related person will be defined as a director, nominee for director, executive officer, or greater than 5% beneficial owner of our common stock and their immediate family members. Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our Audit Committee.

Since January 1, 2023, we have not entered into any transactions, nor are there any currently proposed transactions to which we will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements in 2022.

In making these statements, we have relied upon examination of the filings made with the SEC and the written representations of our directors and executive officers.

Available Information

Our financial statements for our fiscal year ended December 31, 2023 are included in our Annual Report on Form 10‑K. This proxy statement and our Annual Report are posted on the Investor Relations section of our website at http://investor.inogen.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Inogen, Inc., Attention: Investor Relations, 859 Ward Drive, Goleta, California 93111.

Availability of Amended and Restated Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Company Website

We maintain a website at www.inogen.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2024 ANNUAL MEETING

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting must submit their proposals so that they are received at Inogen’s principal executive offices no later than the close of business (5:30 p.m. Pacific Time) on December 19, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included. Notices of proposals for inclusion in the proxy materials must be addressed to: Corporate Secretary, Inogen, Inc., 859 Ward Drive, Goleta, CA 93111.

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement, provided that such stockholder satisfies the requirements set forth in our amended and restated bylaws. In order to be properly brought before the 2025 Annual Meeting of Stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary of Inogen at its principal executive offices not less than 45 nor more than 75 days before the first anniversary of the date on which Inogen first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our amended and restated bylaws must be received no earlier than February 2, 2025 and no later than the close of business (5:30 p.m. Pacific Time) on March 4, 2025, unless the date of our 2025 Annual Meeting date is changed by more than 25 days from June 5, 2024. In that case, we must receive proposals no earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2025 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our amended and restated bylaws and the rules and regulations of the SEC, including Rule 14a-19 under the Exchange Act. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our amended and restated bylaws and the rules and regulations of the Securities and Exchange Commission, including Rule 14a-19 under the Exchange Act. We will not consider any proposal or nomination that is not timely or otherwise does not meet the requirements of our amended and restated bylaws and the rules and regulations of the Securities and Exchange Commission, including Rule 14a-19 under the Exchange Act, for submitting a proposal or nomination. If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting, or a qualified representative of such stockholder, does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Notices of intention to present proposals at the 2025 Annual Meeting of Stockholders must be addressed to: Corporate Secretary, Inogen, Inc., 859 Ward Drive, Goleta, CA 93111. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. A copy of our bylaws has been filed with our Annual Report on Form 10-K for the year ended December 31, 2023 and may be obtained by writing to our Corporate Secretary at the address listed above.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the proxy card or, if you received printed proxy materials, execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Goleta, California

April 18, 2024

APPENDIX A – UNAUDITED RECONCILIATION FROM GAAP TO NON-GAAP

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Information
(unaudited)

(amounts in thousands)	Years ended December 31,
Non-GAAP EBITDA and Adjusted EBITDA	2023	2022
Net loss	$(102,449)	$(83,772)
Non-GAAP adjustments:
Interest income	(6,574)	(2,837)
Provision for income taxes	105	504
Depreciation and amortization	18,152	23,514
EBITDA (non-GAAP)	(90,766)	(62,591)
Stock-based compensation	7,427	12,283
Acquisition-related expenses	2,413	—
Restructuring-related and other charges	3,426	—
Impairment Charges	32,894	—
Change in fair value of earnout liability	6,822	(15,386)
Loss on disposal of intangible asset	—	52,161
Adjusted EBITDA (non-GAAP)	$(37,784)	$(13,533)

(amounts in thousands)	Years ended December 31,
Non-GAAP Adjusted Operating Loss	2023	2022
Operating Loss	$(109,313)	$(85,243)
Non-GAAP adjustments:
New Aera intangible amortization	—	7,772
Change in fair value of earnout liability	—	(15,386)
Stock-based compensation	7,427	12,283
Stock-based compensation payroll tax	35	77
Adjusted Operating Loss (non-GAAP)	$(101,851)	$(80,497)

APPENDIX B – AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN

1.
Purposes of the Plan. The purposes of this Plan are:
•
to attract and retain the best available personnel for positions of substantial responsibility,
•
to provide additional incentive to Employees, Directors and Consultants, and
•
to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.
Definitions. As used herein, the following definitions will apply:
a.
“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
b.
“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including without limitation the related issuance of Shares, including without limitation under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
c.
“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
d.
“Award Agreement” means the written or electronic agreement provided by the Company setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
e.
“Board” means the Board of Directors of the Company.
f.
“Cause” means (i) the Participant’s conviction of any crime (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of Participant’s duties to the Company (or any Parent or Subsidiary), or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company (or any Parent or Subsidiary); (ii) conduct of Participant, in connection with Participant’s employment or service to the Company (or any Parent or Subsidiary), that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company (or any Parent or Subsidiary), including, without limitation, act(s) of fraud, embezzlement, misappropriation and breach of fiduciary duty; (iii) any material violation of the operating and ethics policies of the Company (or any Parent or Subsidiary), including, but not limited to those relating to sexual harassment and the disclosure or misuse of confidential information; (iv) willful neglect in the performance of Participant’s duties or willful or repeated failure or refusal to perform such duties; or (v) Participant’s breach of any material provision of any agreement between Participant and the Company (or any Parent or Subsidiary), including, without limitation, any confidentiality agreement.

g.
“Change in Control” means the occurrence of any of the following events:
i.
Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
ii.
Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
iii.
Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

h.
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
i.
“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.
j.
“Common Stock” means the common stock of the Company.
k.
“Company” means Inogen, Inc., a Delaware corporation, or any successor thereto.
l.
“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
m.
“Director” means a member of the Board.
n.
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
o.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
p.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
q.
“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution, and/or (iii) the exercise price of an outstanding Award is reduced. Pursuant to the provisions of Section 6(a), the Administrator may not institute an Exchange Program.
r.
“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
i.
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, or the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
iii.
In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

s.
“Fiscal Year” means the fiscal year of the Company.
t.
“Good Reason” means, without Participant’s consent, (i) a substantial and material diminution in Participant’s duties or responsibilities; (ii) a reduction in base salary or annual bonus opportunity of ten percent (10%) or more; or (iii) the failure of the Company to pay any compensation when due. Participant may terminate Participant’s status as Service Provider with Good Reason by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within thirty (30) days of the occurrence of such event. During such thirty (30)-day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Participant’s termination will be effective upon the expiration of such cure period.
u.
“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
v.
“Inside Director” means a Director who is an Employee.
w.
“Involuntary Termination” means the termination of Participant as a Service Provider by reason of:
i.
Participant’s involuntary dismissal or discharge by the Company, or by the acquiring or successor entity (or Parent or any Subsidiary thereof for which Participant is a Service Provider) for reasons other than Cause; or
ii.
Participant’s voluntary resignation for Good Reason.
x.
“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
y.
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
z.
“Option” means a stock option granted pursuant to the Plan.
aa.
“Outside Director” means a Director who is not an Employee.
bb.
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
cc.
“Participant” means the holder of an outstanding Award.
dd.
“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

ee.
“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
ff.
“Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of performance goals, or the occurrence of other events as determined by the Administrator.
gg.
“Plan” means this Amended and Restated 2023 Equity Incentive Plan.
hh.
“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
ii.
“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
jj.
“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
kk.
“Section 16(b)” means Section 16(b) of the Exchange Act.
ll.
“Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder, from time to time, or any state law equivalent.
mm.
“Securities Act” means the U.S. Securities Act of 1933, as amended, as amended, including the rules and regulations promulgated thereunder.
nn.
“Service Provider” means an Employee, Director or Consultant.
oo.
“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
pp.
“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
qq.
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
rr.
“Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
ss.
“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.
Stock Subject to the Plan.
a.
Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 1,600,000 Shares, plus (ii) (A) any Shares that, as of immediately prior to the termination or expiration of the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), have been reserved but not issued pursuant to any awards granted under the 2014 Plan and are not subject to any awards granted thereunder, plus (B) any Shares subject to awards granted under the Company's 2012 Equity Incentive Plan (the "2012 Plan") or the 2014 Plan that, after the 2014 Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest with the maximum number of Shares to be added to the Plan pursuant to clause (ii) above equal to 2,950,000 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock.
b.
Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).
c.
Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
d.
Share Recycling. Notwithstanding anything in the Plan to the contrary, the following Shares shall not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or any stock option granted under the 2012 Plan or the 2014 Plan; (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or any 2012 Plan or 2014 Plan Award; (iii) Shares subject to a Stock Appreciation Right or stock appreciation right granted under the 2012 Plan or the 2014 Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right or stock appreciation right on exercise; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options or stock options granted under the 2012 Plan or the 2014 Plan.
4.
Administration of the Plan.
a.
Procedure.
i.
Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
ii.
Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

iii.
Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.
iv.
Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
b.
Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion, to:
i.
determine the Fair Market Value;
ii.
select the Service Providers to whom Awards may be granted hereunder;
iii.
to determine whether and to what extent Awards are granted hereunder;
iv.
determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
v.
approve forms of Award Agreement for use under the Plan;
vi.
determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. The terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
vii.
construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
viii.
prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non‑U.S. laws, easing the administration of the Plan or for qualifying for favorable tax treatment under applicable non‑U.S. laws;
ix.
modify or amend each Award (subject to Section 6(a) and Section 19 of the Plan), including without limitation the discretionary authority to extend the post-service exercisability period of Awards; provided, however, that in no event will the term of an Option or Stock Appreciation Right be extended beyond its original maximum term;
x.
allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15 of the Plan;
xi.
authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
xii.
temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-service exercisability period of an Award, unless doing so would not comply with Applicable Laws;
xiii.
allow a Participant, to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award, subject to Section 15(c);
xiv.
determine whether Awards will be settled in Shares, cash or in any combination thereof;
xv.
impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

xvi.
make all other determinations deemed necessary or advisable for administering the Plan.
c.
Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.
Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.
Limitations.
a.
No Exchange Program. Notwithstanding the powers of the Administrator set forth herein, the Administrator may not institute an Exchange Program.
b.
Dividends. Dividends or other distributions payable with respect to Shares subject to Awards will not be paid before and unless the underlying Shares vest. No dividends or other distributions will be paid with respect to Shares that are subject to unexercised Options or Stock Appreciation Rights.
c.
Minimum Vesting Requirements.
i.
General. Except as specified in Section 6(c)(ii), no portion of an Award, other than an Initial Award or an Annual Award (as such terms are defined in the Company’s Outside Director Compensation Policy, as may be amended from time to time), may vest earlier than the one-year anniversary of such Award’s date of grant, except if accelerated by reason of the Participant’s death or Disability.
ii.
Exception. Awards may be granted to any Service Provider (or Awards may be modified) without regard to the minimum vesting requirements set forth in Section 6(c)(i) to the extent such grants (or modifications) would not result in the issuance of an aggregate of more than 5% of the Shares reserved for issuance under Section 3(a) (the “5% Limit”). For purposes of clarification, an Award granted in substitution for an equity award of an acquired entity in connection with a transaction described in Section 424(a) of the Code (a “Substituted Award”) shall not count against the 5% Limit. The 5% Limit applies in the aggregate to Awards (other than Substituted Awards) that do not satisfy the minimum vesting requirements set forth in Section 6(c)(i).
d.
Outside Director Limitations. In any Fiscal Year, no Outside Director may be granted equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any cash retainers or annual or meeting fees for service as an Outside Director in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of this Section 6(d).
7.
Stock Options.
a.
Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
b.
Stock Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
c.
$100,000 Limitation for Incentive Stock Options. Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(c), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
d.
Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
e.
Option Exercise Price and Consideration.
i.
Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
1.
In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
2.
In the case of any other Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
3.
Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
ii.
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
iii.
Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash (including cash equivalents); (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant; (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.
f.
Exercise of Option.
i.
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

ii.
Cessation of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
iii.
Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
iv.
Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
v.
Tolling Expiration. A Participant’s Award Agreement may also provide that:
1.
if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
2.
if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
8.
Restricted Stock.
a.
Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
b.
Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
c.
Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.
d.
Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
e.
Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
f.
Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
g.
Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.
9.
Restricted Stock Units.
a.
Grant. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
b.
Vesting Criteria and Other Terms. The Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
c.
Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
d.
Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
e.
Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.
10.
Stock Appreciation Rights.
a.
Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
b.
Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
c.
Exercise Price and Other Terms. The per Share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
d.
Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise (if any), and such other terms and conditions as the Administrator, in its sole discretion, will determine.
e.
Term and Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(f) relating to exercise also will apply to Stock Appreciation Rights.
f.
Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:
i.
The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and
ii.
The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.

11.
Performance Units and Performance Shares.
a.
Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
b.
Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
c.
Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
d.
Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
e.
Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
f.
Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.
12.
Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13.
Transferability of Awards. Unless determined otherwise by the Administrator (and subject to the provisions of Section 6(a)), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.
Adjustments; Dissolution or Liquidation; Merger or Change in Control.
a.
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award and the numerical Share limits in Section 3 of the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always will be a whole number.
b.
Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or a Stock Appreciation Right) or vested (with respect to an Award other than an Option or a Stock Appreciation Right), an Award will terminate immediately prior to the consummation of such proposed action.
c.
Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portion thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or

Parents, as applicable. In addition, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this subsection 14(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. For the avoidance of doubt, the Administrator may determine that, for purposes of this Section 14(c), the Company is the successor corporation with respect to some or all Awards.

Notwithstanding anything in this Section 14(c) to the contrary, in the event of an Involuntary Termination (as defined below) of a Participant as a Service Provider on or within twelve (12) months following a Change in Control, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.

Notwithstanding anything in this subsection 14(c) to the contrary, and unless otherwise provided by the Administrator or under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this subsection 14(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

d.
Outside Director Awards. With respect to Awards granted to an Outside Director while such individual was an Outside Director, in the event of a Change in Control, the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.
15.
Tax.
a.
Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company (or any of its Subsidiaries, Parents or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents or affiliates, as applicable), an amount sufficient to satisfy U.S. federal, state, and local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
b.
Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (v) such other consideration and method of payment for the meeting of tax withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (vi) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
c.
Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any responsibility, obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.

16.
No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.
Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.
Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the third (3rd) business day following the date of its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board (or its designated Committee) action to adopt the Plan unless terminated earlier under Section 19 of the Plan.
19.
Amendment and Termination of the Plan.
a.
Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
b.
Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
c.
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.
Conditions Upon Issuance of Shares.
a.
Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws, registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock or share exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
b.
Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
22.
Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 22 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.
23.
Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

0000639439 R1.0.0.6 INOGEN INC. 859 WARD DRIVE GOLETA, CA 93111 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 4, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 31, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/INGN2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 4, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 31, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. All For Withhold For All All Except The Board of Directors recommends you vote FOR the following: O 00 To withhold authority to vote for any individual nominee(s), mark "For Alí Except" and write the number (s) of the nominee(s) on the line below. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 1. Election of Class I Directors Nominees 01) Elizabeth Mora 02) Heather Rider The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. 3. To approve, on an advisory and non-binding basis, the compensation of our named executive officers. 4. To approve the Inogen, Inc. Amended and Restated 2023 Equity Incentive Plan. Please sign exactly as your name(s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For Against Abstain O O O 0 O 0 0 0

0000639439_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com INOGEN, INC. Annual Meeting of Stockholders June 5, 2024 10:00 AM PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Kevin Smith and Jason Somer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INOGEN, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, PDT on June 5, 2024 via a live webcast on the internet, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side